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Exhibit 10.2

CREDIT AGREEMENT

dated as of
February 12, 2007

among

PINNACLE GAS RESOURCES, INC.,
as Borrower,

and

THE ROYAL BANK OF SCOTLAND plc,
individually and as Administrative Agent,

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

THE ROYAL BANK OF SCOTLAND plc,
as Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	1
1.1	Definitions	1
1.2	Types of Loans and Advances	21
1.3	Accounting Terms and Determinations; Changes in Accounting	21
1.4	References	22
ARTICLE II	TERMS OF FACILITIES	22
2.1	Commitments	22
2.2	Method of Borrowing	23
2.3	Interest Elections for Conversions and Continuations	24
2.4	Repayment of Loans; Evidence of Debt	25
2.5	Interest Rates	25
2.6	Issuance Procedures and Provisions	26
2.7	Unused Commitment Fees; Engineering Fees; Facility Fees; Authorized Payments by Lender	30
2.8	Borrowing Base	30
2.9	Termination of Commitments; Maturity of Loans; Right of Borrower to Cancel Commitments	33
2.10	Addition of Lenders and Increase in Commitment Amount	34
ARTICLE III	GENERAL PROVISIONS	35
3.1	General Provisions as to Payments and Loans	35
3.2	Computation of Interest	35
3.3	Default Interest	35
3.4	Repayments and Prepayments; Application	35
3.5	Limitation Period	37
3.6	Telephonic Notices	37
3.7	Illegality	38
3.8	Replacement of a Lender	38
ARTICLE IV	COLLATERAL	39
4.1	Security	39
4.2	Financing Statements	40
ARTICLE V	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	40
5.1	All Credit Extensions	40
5.2	Initial Credit Extension	40

i

ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF THE BORROWER	42
6.1	Existence and Power	42
6.2	Corporate and Governmental Authorization; Contravention	42
6.3	Binding Effect	43
6.4	Subsidiaries	43
6.5	Disclosure	43
6.6	Financial Information	43
6.7	Litigation	43
6.8	ERISA Plans	44
6.9	Taxes and Filing of Tax Returns	44
6.10	Title to Properties; Liens; Environmental Liability	44
6.11	Business; Compliance	45
6.12	Licenses, Permits, Etc	45
6.13	Compliance with Law	45
6.14	Investment Company Act	45
6.15	Refunds; Certain Contracts	45
6.16	No Default	46
ARTICLE VII	COVENANTS	46
7.1	Use of Proceeds	46
7.2	Financial Statements; Reserve Reports; Compliance Certificates; Certain Notice; Additional Information	46
7.3	Inspection of Properties and Books	49
7.4	Maintenance of Security; Insurance; Operating Accounts; Transfer Orders	49
7.5	Payment of Taxes and Claims	50
7.6	Payment of Debt; Additional Debt; Payment of Accounts	51
7.7	Negative Pledge	51
7.8	Loans and Advances to Others; Investments; Restricted Payments	51
7.9	Consolidation, Merger, Maintenance, Change of Control; Disposition of Property; Restrictive Agreements; Hedging Agreements; Modification of Organizational Documents	51
7.10	Primary Business; Location of Borrower's Office; Ownership of Assets	53
7.11	Operation of Properties and Equipment; Compliance with and Maintenance of Contracts; Duties as Non-Operator	53
7.12	Transactions with Affiliates	54
7.13	Plans	54

7.14	Compliance with Laws and Documents	54
7.15	Certain Financial Covenants	54
7.16	Tax Shelter	55
7.17	Additional Documents; Quantity of Documents; Title Data; Additional Information	55
7.18	Subsidiaries	55
7.19	Cure of Title Defects	56
7.20	Exceptions to Covenants	56
7.21	G&A	56
ARTICLE VIII	DEFAULTS; REMEDIES	56
8.1	Events of Default; Acceleration of Maturity	56
8.2	Suits for Enforcement	58
8.3	Remedies Cumulative	58
8.4	Remedies Not Waived	58
ARTICLE IX	MISCELLANEOUS	58
9.1	Amendments and Waivers	58
9.2	Highest Lawful Interest Rate	59
9.3	INDEMNITY	59
9.4	Expenses	60
9.5	Taxes	61
9.6	Survival	61
9.7	Applicable Law; Venue; Waiver of Jury Trial	61
9.8	Subsidiaries	62
9.9	Invalid Provisions, Severability	62
9.10	ENVIRONMENTAL INDEMNIFICATION	62
9.11	Communications Via Internet	63
9.12	USA Patriot Act Notice	63
9.13	EXCULPATION PROVISIONS	64
9.14	Increased Cost and Reduced Return	64
9.15	Taxes	65
ARTICLE X	AGENTS AND ISSUER	67
10.1	Appointment	67
10.2	Powers of the Agents and Issuer	67
10.3	General Immunity	67

10.4	No Responsibility for Loans, Recitals, etc	67
10.5	Action on Instructions of Lenders	67
10.6	Employment of Agents and Counsel	68
10.7	Reliance on Documents, Counsel	68
10.8	Reimbursement and Indemnification of Agents and Issuer	68
10.9	Rights as a Lender	68
10.10	Lender Credit Decision	68
10.11	Successor Agent	69
10.12	Applicable Parties	69
ARTICLE XI	SETOFF; RATABLE TREATMENTS	69
11.1	Setoff	69
11.2	Ratable Treatments; Adjustments	70
ARTICLE XII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	70
12.1	Successors and Assigns	70
12.2	Participations; Voting Rights; Setoffs by Participants	71
12.3	Assignments; Effective Date	71
12.4	Dissemination of Information	72
12.5	Tax Treatment	72
12.6	Disclosure of Information	72
ARTICLE XIII	NOTICES	73
13.1	Notices	73
13.2	Change of Address	73
ARTICLE XIV	COUNTERPARTS	73
14.1	Counterparts	73
14.2	ENTIRE AGREEMENT	73

ANNEXES; SCHEDULES; EXHIBITS

Schedule I	—	Commitments; Percentage Share; Eurodollar Offices
Schedule 1.1	—	Existing Hedges
Schedule 6.7	—	Litigation
Schedule 6.10	—	Oil and Gas Properties
Schedule 7.4	—	Insurance
Schedule 7.19	—	Title Defects; Title Spreadsheet
Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Compliance Certificate
Exhibit C	—	Form of Guaranty
Exhibit D	—	Form of Issuance Request

Exhibit E	—	Form of Lender Certificate
Exhibit F	—	Form of Note
Exhibit G	—	Form of Mortgage
Exhibit H	—	Form of Pledge and Security Agreement
Exhibit I	—	Form of Notice of Borrowing

v

CREDIT AGREEMENT

        THIS CREDIT AGREEMENT is entered into as of February 12, 2007, by and among PINNACLE GAS RESOURCES,  INC., a Delaware corporation, the Lenders from time to time party hereto, THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent and as Issuer. Certain terms used herein are defined in Section 1.1.

RECITALS:

        A.    The Borrower desires to borrow funds from the Lenders and obtain letters of credit from the Issuer; and

        B.    The Borrower desires to finance capital expenditures for the development of its Oil and Gas Properties and to provide funding for general corporate purposes;

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Definitions.    The following terms, as used herein, have the following meanings:

        "ABR", when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are bearing interest at a rate determined by reference to the Alternate Base Rate.

        "Acceptable Commodity Hedging Agreements" means Commodity Hedging Agreements:

        (a)   meeting all the following criteria:

          (i)    The quantity of gaseous and liquid hydrocarbons owned by the Borrower subject to Commodity Hedging Agreements (other than Commodity Hedging Agreements allowed pursuant to clause (c) below, at the time of entering into such Commodity Hedging Agreements, shall not be greater than (x) for gaseous hydrocarbons, 85% for the nearest six month period from the time of such calculation and 80% thereafter of the monthly production of gaseous hydrocarbons from the Proved Developed Producing Oil and Gas Properties of the Borrower used in determining the Borrowing Base and (y) for liquid hydrocarbons, 80% for the nearest six month period from the time of such calculation and 85% thereafter of the monthly production of liquid hydrocarbons from the Proved Developed Producing Oil and Gas Properties of the Borrower used in determining the Borrowing Base; in either case, as forecast in the Borrower's most recent Reserve Report delivered to the Administrative Agent, without the prior written approval of the Required Lenders;

          (ii)   The "strike prices" under any Commodity Hedging Agreements, at the time of entering into such Commodity Hedging Agreements, shall not be less than the lowest prices utilized in the most recent sensitivity case evaluation of the Oil and Gas Properties of the Borrower used by the Administrative Agent in determining the Borrowing Base, as reported to the Borrower, except that under certain downside conditions such lower strike price as the Required Lenders may approve in writing following a written request by the Borrower may be used;

          (iii)  Any counterparty must be an Approved Counterparty;

          (iv)  The Commodity Hedging Agreement shall not contain any anti-assignment provisions restricting the Borrower or if such Commodity Hedging Agreement contains anti-assignment provisions which cannot be removed, such provisions shall be modified to read substantially as follows: "The interest and obligations arising from this agreement are non-transferable and non-assignable, except that Pinnacle Gas Resources, Inc., may assign and grant a security interest in its rights and interests hereunder to a contractual collateral agent for itself and certain other lenders (collectively, "Lenders") as security for Pinnacle Gas Resources, Inc.'s present and future obligations to the Lenders. Until hedge provider is notified in writing by such collateral agent, to pay to such collateral agent, amounts due Pinnacle Gas Resources, Inc., hereunder, hedge provider may continue to make such payments to Pinnacle Gas Resources, Inc."

          (v)   The Administrative Agent shall have received for the benefit of the Lenders first and prior perfected security interests pursuant to security agreements in form and substance reasonably satisfactory to the Administrative Agent in the Borrower's right, title and interest in and to the Commodity Hedging Agreements of the Borrower;

          (vi)  The Borrower will not sell any calls other than calls corresponding to an existing permitted collar already executed or being executed in conjunction with such purchased call; and

          (vii) The Commodity Hedging Agreement is entered into in the ordinary course of business for the purpose of protecting against fluctuations in commodity prices or commodity basis risk and not for purposes of speculation; or

        (b)   identified and described on Schedule 1.1 and otherwise satisfying the requirements of subclauses (ii), (iii), (iv), (v), (vi) and (vii) of clause (a) of this definition; or

        (c)   in the form of minimum price guarantees or "floors", limited to 100% of the net monthly production from the Borrower's Oil and Gas Properties not subject to Commodity Hedging Agreements under clause (a) of this definition and otherwise satisfying the requirements of subclauses (ii), (iii), (iv), (v), (vi) and (vii) of clause (a) of this definition.

        "Acceptable Hedging Agreements" means Acceptable Commodity Hedging Agreements and Acceptable Rate Management Transactions.

        "Acceptable Rate Management Transactions" means any Rate Management Transaction meeting all of the following criteria:

          (i)    the terms are entered into in the ordinary course of business for the purpose of protecting against fluctuations in interest rates and not for purposes of speculation; and

          (ii)   the Persons with whom such Transactions are effected are Approved Counterparties.

        "Administrative Agent" means The Royal Bank of Scotland plc, in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

        "Administrative Questionnaire" means, with respect to each Lender, an administrative detail reply form, if any, prepared by the Administrative Agent and completed and submitted by such Lender to the Administrative Agent.

        "Advance" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

        "Affected Lender" is defined in Section 3.8.

        "Affected Loans" has the meaning assigned such term in Section 3.7.

        "Affiliate" means, with respect to a Person,,another Person that directly, or indirectly through one or more intermediaries, Controls or is controlled by or is under common Control with the Person specified.

        "Agents" means the Administrative Agent and any other "agent" appointed under the Loan Documents with the consent of the Borrower.

        "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders hereunder, as reduced or increased from time to time pursuant to the terms hereof.

        "Agreement" or "Credit Agreement" means this Credit Agreement, as the same may hereafter be restated, supplemented, modified or amended from time to time.

        "Alternate Base Rate" means, on any date and with respect to all ABR Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

        (a)   the Base Rate in effect on such day; and

        (b)   the Federal Funds Effective Date in effect on such day plus 1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as ABR Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided that, the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

        "Annualized EBITDA" means (i) for the quarter ending December 31, 2006, the product of 4 times the Borrower's EBITDA for the quarter ending December 31, 2006, (ii) for the quarter ending March 31, 2007, the product of 2 times the Borrower's EBITDA for the six months ending March 31, 2007, (iii) for the quarter ending June 30, 2007, the product of 4/3 times the Borrower's EBITDA for the nine months ending June 30, 2007 and (iv) for any quarter ending thereafter, the Borrower's EBITDA for the twelve month period ending on the last day of such quarter.

        "Applicable Margin" means, for any day and with respect to all Loans maintained as Eurodollar Loans or ABR Loans, the applicable percentage set forth below corresponding to the Borrowing Base Utilization Percentage Share:

If the Borrowing Base Utilization Percentage Share is:	Then the Applicable Margin for Eurodollar Loans is:	Then the Applicable Margin for ABR Loans is:
Greater than or equal to 90%	2.25%	1.25%
Greater than or equal to 75% but less than 90%	2.00%	1.00%
Greater than or equal to 50% but less than 75%	1.75%	0.75%
Greater than or equal to 25% but less than 50%	1.50%	0.50%
Less than 25%	1.25%	0.25%

If at any time the Borrower fails to deliver a Reserve Report or Probable and Possible Report pursuant to Section 2.8.2 or 2.8.3, then the "Applicable Margin" means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage Share is at its highest level until such time as such Reserve Report and such Probable and Possible Report have been delivered.

        "Approved Counterparties" means any counterparty to a Hedging Agreement with the Borrower that (a) is a Lender or an Affiliate of a Lender or (B) has a credit rating of Baa1 or higher from Moody's or BBB+ or higher from S&P.

        "Approved Engineer" means Netherland, Sewell and Associates, Inc., or any other independent petroleum engineer satisfactory to the Administrative Agent in its sole and absolute discretion.

        "Approved Fund" means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.

        "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

        "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.3), and accepted by the Administrative Agent, in substantially the form attached hereto as Exhibit A or any other form approved by the Administrative Agent.

        "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent as its base rate for Dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

        "Borrower" means Pinnacle Gas Resources, Inc., a Delaware corporation.

        "Borrowing Base" means, at any time, an amount equal to the borrowing base amount determined in accordance with Section 2.8, as the same may be adjusted from time to time in accordance with the terms hereof

        "Borrowing Base Deficiency" is defined in Section 3.4.1(c).

        "Borrowing Base Deficiency Determination Date" means any date on which the Administrative Agent shall have notified the Borrower that a Borrowing Base Deficiency has occurred and is continuing.

        "Borrowing Base Deficiency Payment Date" means, with respect to each Borrowing Base Deficiency Determination Date, the corresponding day of the month in each of the three consecutive months occurring immediately after such Borrowing Base Deficiency Determination Date or if any of such months does not have a corresponding day, then, with respect to such month(s), the last day of such month(s), provided that if any such corresponding day is not a Business Day, then the Borrowing Base Deficiency Payment Date for such month(s) shall be the Business Day immediately following such corresponding day.

        "Borrowing Base Utilization Percentage Share" means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

        "Borrowing Date" means a date on which a Credit Extension is made or is to be made to the Borrower hereunder.

        "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas, and New York, New York, are authorized or required by law to remain closed; and if such day relates to an Advance or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Advance or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

        "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan

Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

        "Cash Collateralize" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms satisfactory to the Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit.

        "Change of Control Event" means any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), shall have acquired ownership, directly or indirectly, beneficially or of record, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower. For clarification, the transitory ownership of shares by any underwriter pursuant to a registered public offering shall not be deemed to be a "Change of Control Event".

        "CIG" means, as of any day, the specified price per MMBTU of natural gas for delivery on a particular future date published under the heading "Prices of spot gas delivered to pipelines ($/MMBtu): Colorado Interstate Gas Co.: Rocky Mountains: Index" in the issue of Inside FERC that reports prices effective on such date.

        "Closing" means the consummation of the transactions contemplated herein.

        "Collateral" means the Property pledged to the Administrative Agent or the Administrative Agent for the benefit of the Lenders (or to the Lenders directly) and the Issuer as security for the Loans and the other Obligations.

        "Collateral Value" means, with respect to any Oil and Gas Property, the positive dollar amount which such Oil and Gas Property contributed to the most recently determined Borrowing Base.

        "Commitment" means, as the context may require, any Loan Commitment or Letter of Credit Commitment, as adjusted from time to time in accordance with this Agreement.

        "Commitment Amount" means, on any date, an amount equal to the lesser of (i) the aggregate amount set forth in Schedule I (as may be amended as provided in Section 2.10) hereto or as set forth in any Assignment and Assumption relating to any assignment that has become effective pursuant to Section 12.3 or (ii) $100,000,000, as such amount may be reduced from time to time pursuant to Section 2.9.3.

        "Commitment Termination Date" means, as the context may require, the Letter of Credit Commitment Termination Date or the Final Maturity Date.

        "Commitment Termination Event" means

        (a)   the occurrence of any Event of Default with respect to the Borrower described in Sections 8.1.4 and 8.1.5; or

        (b)   the occurrence and continuance of any other Event of Default and either

          (i)    the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.1, or

          (ii)   the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders to the Borrower that the Commitments have been terminated.

        "Commodity Hedging Agreements" means any swap agreement, cap, floor, collar, exchange transaction, forward agreement, or other exchange or protection agreement relating to hydrocarbons or any option with respect to any such transaction, including any derivative financial instruments.

        "Compliance Certificate" means a certificate, substantially in the form attached hereto as Exhibit B, executed by a Responsible Representative of the Borrower and furnished to the Administrative Agent for the benefit of the Lenders from time to time in accordance with Section 7.2.

        "Consolidated Subsidiaries" means as to the Borrower at any date, any Subsidiary of the Borrower, the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

        "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

        "Control", "Controlling" and "Controlled by" mean the ability (directly or indirectly through one or more intermediaries) to direct or cause the direction of the management or affairs of a Person, whether through the ownership of voting interests, by contract or otherwise.

        "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

        "Covered Property" is defined in Section 7.2.2(iv).

        "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its Letter of Credit Exposure at such time.

        "Credit Extension" means, as the context may require,

        (a)   the making of a Loan by a Lender (which shall not include the continuation or conversion of any Type of existing Loan); or

        (b)   the issuance of any Letter of Credit, or the extension or renewal of any Stated Expiry Date of any existing Letter of Credit, by the Issuer.

        "Current Assets" of any Person means, at any date, the current assets of the Borrower and its Consolidated Subsidiaries plus the aggregate Unused Commitments which would be available pursuant to Section 5.1.

        "Current Liabilities" of any Person means, at any date, the current liabilities of the Borrower and its Consolidated Subsidiaries, exclusive of the current portion of the Loans and Letters of Credit hereunder.

        "Debt" of any Person means at any date, without duplication:

          (i)    all obligations of such Person for borrowed money, including, without limitation, (a) the obligations of such Person for money borrowed by a partnership of which such Person is a general partner, (b) obligations, whether or not assumed, which are secured in whole or in part by the Property of such Person or payable out of the proceeds or production from Property of such

  Person, and (c) any obligations of such Person in respect of letters of credit and repurchase agreements;

          (ii)   all obligations of such Person evidenced by notes, debentures, bonds or similar instruments;

          (iii)  all obligations of such Person to pay the deferred purchase price of Property or services (except trade accounts arising in the ordinary course of business if interest is not paid or accrued thereon) including obligations to pay for goods and services whether or not received or utilized, provided that the obligation of such Person to pay under property earn-in agreements shall not constitute Debt except to the extent such property is so earned;

          (iv)  all Capitalized Lease Liabilities;

          (v)   all liabilities which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet;

          (vi)  all net obligations of such Person under Hedging Agreements;

          (vii) all Guarantees by such Person of obligations of another Person;

          (viii) obligations of such Person arising under Synthetic Leases;

          (ix)  all Contingent Liabilities of such Person; and

        (j)    all obligations referred to in clauses (i) through (ix) of this definition of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person.

        "Default" means the occurrence of an Event of Default or any event which with notice, lapse of time or both would, unless cured or waived, become an Event of Default.

        "Default Rate""is defined in Section 3.3.

        "Disbursement" has the meaning stated in Section 2.6.2 hereof.

        "Disbursement Date" has the meaning stated in Section 2.6.2 hereof.

        "Dollars" and "$" mean dollars in lawful currency of the United States of America.

        "EBITDA" means, for any applicable period and with the respect to the Borrower and its Consolidated Subsidiaries, the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, the sum of (i) amounts attributable to amortization, depletion and depreciation of assets, (ii) income tax expense, and (iii) Interest Expense for such period.

        "Effective Date" means the date first written above.

        "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; or (c) an Approved Fund.

        "Environmental Complaint" means any written complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower or any of its Subsidiaries, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or any of its Subsidiaries or the business conducted thereon.

        "Environmental Laws" means (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the

Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower or any of its Subsidiaries is situated, as they may be cited, referenced, and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

        "Environmental Liability" means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien.

        "Environmental Lien" means a Lien in favor of a Governmental Authority or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Governmental Authority or other Person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

        "Equity Interests" means, with respect to any Person, ownership and other equity interests in such Person and rights to convert into ownership or other equity interests in such Person or to otherwise acquire ownership or other equity interests in such Person.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all presently effective and future regulations issued pursuant thereto.

        "ERISA Affiliate" means the Borrower, all of its Subsidiaries and any other member of the Controlled Group.

        "Event of Default" has the meaning stated in Section 8.1 hereof.

        "Eurodollar", when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are bearing interest at a rate determined by reference to the LIBO Rate (Reserve Adjusted).

        "Eurodollar Office" means the office of a Lender designated as its "Eurodollar Office" on Schedule I hereto or in a Assignment and Assumption Agreement, or such other office designated from time to time by notice in writing from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the Eurodollar Loans of such Lender.

        "Existing Credit Facility" means that certain Credit Agreement, dated as of October 22, 2004, among the Borrower, Encore Bank, as administrative agent, Texas Capital Bank, N.A., as collateral agent, and the lenders party thereto, and the other agreements or instruments executed and delivered in connection with, or as security for the payment or performance of the obligations thereunder, as such agreements may have been amended, supplemented or restated from time to time.

        "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

        "Fee Letter" means the fee letter, dated October 26, 2006, between The Royal Bank of Scotland plc and the Borrower.

        "Final Maturity Date" or "Final Maturity" means February 12, 2011, or such earlier date on which the Commitments are terminated.

        "Financial Forecast" means a financial forecast substantially in the form of the "Budget 6-30-06" prepared by the Borrower and dated 8/15/2006.

        "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof. Any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed. In the event of a change in GAAP, the Loan Documents shall continue to be construed in accordance with GAAP as in existence on the date hereof.

        "Governmental Authority" means any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or in effect guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to make reimbursement in connection with any letter of credit or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "Guarantee" includes the pledging or other encumbrance of assets by a Person to secure the obligations of another Person and restrictions or limitations on a Person or its assets agreed to in connection with the obligations of another Person, but does not include endorsements for collection or deposit in the ordinary course of business; and "Guaranteed" by a Person means the act or condition of providing a Guarantee by such Person or permitting a Guarantee of such Person to exist.

        "Guarantor" means any Subsidiary which delivers a Guaranty.

        "Guaranty" means the unconditional and unlimited guaranty of such Subsidiary in favor of the Lenders guarantying the Obligations of the Borrower to the Lenders, dated as of the Effective Date or otherwise delivered pursuant to the Loan Documents, made by a Subsidiary of Borrower in favor of the Administrative Agent, substantially in the form of Exhibit C, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Guaranties" shall include each and every Guaranty executed and delivered by a Subsidiary hereunder.

        "Hazardous Substances" means (a) any "hazardous substance", as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Law, including any applicable Environmental Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

        "Hedge Termination Value" means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a) preceding, the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined by the counterparties to such Hedging Agreements.

        "Hedging Agreement" means a Commodity Hedging Agreement and a Rate Management Transaction.

        "Highest Lawful Rate" means, as to any Lender, the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received by such Lender under applicable laws with respect to an obligation, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow. The determination of the Highest Lawful Rate shall, to the extent required by applicable law, take into account as interest paid, taken, received, charged, reserved or contracted for any and all relevant payments or charges under the Loan Documents.

        "Indemnified Parties" has the meaning given such term in Section 9.10.

        "Initial Probable and Possible Report" means that certain internal reserve report concerning Oil and Gas Properties of Borrower and its Subsidiaries, prepared by the Borrower, and dated August 14, 2006 as of July 2006.

        "Initial Reserve Report" means the internal reserve report concerning Oil and Gas Properties of Borrower and its Subsidiaries, prepared by the Borrower, and dated August 14, 2006 as of July 2006 as amended by the PUD report dated October 02, 2006 as of July 2006.

        "Insolvency Proceeding" of any Person means application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of such Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of New York, or any other jurisdiction.

        "Interest Election Request" means a request by the Borrower to convert or continue an Advance in accordance with Section 2.3.

        "Interest Expense" means, for any applicable period, the aggregate cash interest expense (both accrued and paid and net of interest income paid during such period to the Borrower and its Subsidiaries) of the Borrower and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

        "Interest Payment Date" means (a) with respect to any ABR Loan or any other monetary Obligation (other than a Eurodollar Loan), the last day of each calendar quarter and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Advance of which such Loan is a part (and if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period. Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

        "Interest Period" means with respect to any Eurodollar Advance, the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Advance that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Advance.

        "Investment" in any Person means the acquisition or holding of any stock, bond, note, or other evidence of Debt, partnership interest or any other Security (other than current trade and customer accounts) of such Person.

        "Issuance Request" means a Letter of Credit issuance request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit D hereto.

        "Issuer" means The Royal Bank of Scotland plc in its capacity as the issuer of Letters of Credit pursuant to the terms of this Agreement.

        "Lenders" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns.

        "Lender Certificate" means a lender certificate, substantially in the form attached hereto as Exhibit E, executed by a Responsible Representative of the Borrower and furnished to the Administrative Agent from time to time in accordance with Section 2.10.

        "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to the provisions hereof.

        "Letter of Credit" is defined in Section 2.1.2.

        "Letter of Credit Commitment" means the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and any Lender's obligation to participate in Letters of Credit pursuant to Section 2.6.

        "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $5,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.9.3.

        "Letter of Credit Commitment Termination Date" means the date that is five Business Days prior to the Final Maturity Date.

        "Letter of Credit Exposure" means, on any date, an amount equal to the sum of (a) the then aggregate amount that is undrawn and available under all issued and outstanding Letters of Credit, and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations. The Letter of Credit Exposure of any Lender at any time shall be its Percentage Share of the Letter of Credit Exposure at such time.

        "LIBO Rate" means, relative to any Interest Period for Eurodollar Loans, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period as calculated by the British Bankers' Association and obtained through a nationally recognized service such as the Dow Jones Market Service (Telerate) or Reuters (the "Service") and includes any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, for a period most closely approximating such Interest Period (and in an amount approximately equal to the amount of the relevant Eurodollar Loans); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars (in an amount approximately equal to the amount of the relevant Eurodollar Loans) are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

        "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

LIBO Rate	=	LIBO Rate
(Reserve Adjusted)		1.00 - Statutory Reserve Rate

The LIBO Rate (Reserve Adjusted) for any Interest Period for Eurodollar Loans will be determined by the Administrative Agent on the basis of the Statutory Reserve Rate in effect two Business Days before the first day of such Interest Period.

        "Lien" means, as to any Property of any Person, (a) any mortgage, deed of trust, lien, pledge, hypothecation, or security interest in, on or of such Property, or any other charge or encumbrance on any such asset to secure Debt or liabilities, but excluding any right to netting or setoff, (b) the interest of a vendor under any conditional sale agreement or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property, (c) any lien deemed to be associated with Capitalized Lease Liabilities, and (d) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

        "Limitation Period" means, with respect to any Lender, any period while any amount remains owing on any Obligation payable to such Lender when interest on such amount, calculated at the applicable interest rate plus any fees or other sums payable to such Lender under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

        "Loan" means, with respect to a Lender, that portion of any Advance made by such Lender.

        "Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Loans pursuant to Section 2.1.1.

        "Loan Documents" or "Loan Papers" means, collectively, this Agreement, any Notes, the Letters of Credit, the Fee Letter, each Security Document, each Notice of Borrowing, each Issuance Request, and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

        "Margin Regulations" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "Material Adverse Effect" means for the Borrower and its Subsidiaries (i) any materially adverse effect on the business, operations, properties, results of operations or condition (financial or otherwise), of the Borrower and its Subsidiaries, taken as a whole, (ii) any material adverse effect upon the business operations, properties, results of operations or condition (financial or otherwise) of the Borrower or any of its Subsidiaries which increases the risk that any of the Debt of the Borrower will not be repaid as and when due, or (iii) any material adverse effect upon the Collateral taken as a whole or the priority or enforceability of the Liens securing the Obligations hereunder.

        "Material Agreement" means, with respect to any Person, any written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any Property of such Person may be subject, which is material to the business or operations of such Person taken as a whole and is not cancelable by such Person upon notice of 90 days or less without (i) liability for further payment in excess of $250,000 or (ii) forfeiture of Property having an aggregate value in excess of $500,000.

        "Material Debt" means, as to any Person, Debt (other than the Obligations hereunder) of such Person aggregating in excess of $500,000. For purposes of determining Material Debt, the "principal amount" of the obligations of the Borrower in respect of any Hedging Agreement at any time shall be the Hedge Termination Value.

        "Mortgaged Property" means any Oil and Gas Property with respect to which a Lien is granted pursuant to a Mortgage for the benefit of the Lenders.

        "Mortgages" mean a Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, dated as of the Effective Date or otherwise delivered pursuant to the Loan Documents, in substantially the form of Exhibit G, executed and delivered by Borrower, any Subsidiary or any other appropriate Person, pursuant to which the Administrative Agent is granted a lien on the collateral for the benefit of the Lenders, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Mortgage" shall include each mortgage supplement after execution and delivery of such mortgage supplement. The term "Mortgages" shall include each and every Mortgage executed and delivered by each of Borrower and its Restricted Subsidiaries hereunder.

        "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which more than one employer is obligated to make contributions and which is subject to Title IV of ERISA.

        "Net Income" means, for any period, the aggregate of all amounts that would be included as net income (or loss) on the consolidated financial statements of the Borrower and its Subsidiaries for such period, but shall exclude effects on net income attributable to any current non-cash income or expense (including in respect of Hedging Agreements) described in or calculated pursuant to the requirements of Statement of Financial Accounting Standards 133, 137, 138 and 143, in each case as amended (provided that, for the avoidance of doubt, the calculation of Net Income shall include any income or expense in respect of the termination of any Hedging Agreement).

        "Note" means a promissory note issued pursuant hereto in substantially the form attached hereto as Exhibit F, duly executed by the Borrower and payable to the order of a Lender, including any amendment, modification, renewal or replacement of such promissory note.

        "Notice of Borrowing" means a notice of a Borrowing duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit I hereto.

        "Obligations" means, without duplication, (i) all Debt evidenced hereunder, (ii) the obligation of the Borrower for the payment of the fees payable hereunder or under the other Loan Documents, (iii) all other obligations and liabilities of the Borrower to any then current Lender or Affiliate of a then current Lender relating to Acceptable Hedging Agreements, and (iv) all other obligations and liabilities (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower to the Administrative Agent, the Issuer and the Lenders, including Reimbursement Obligations now existing or hereafter incurred under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination (including interest accruing (or which would have accrued) during the pendency of any proceeding of the type described in Sections 8.1.4 or 8.1.5 whether or not allowed in such proceeding).

        "Officer's Certificate" means a certificate signed by a Responsible Representative.

        "Oil and Gas Properties" means fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

        "Participants" has the meaning given such term in Section 12.2.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Percentage Share" means, relative to any Lender, the percentage set forth opposite its name on Schedule I hereto under the "Percentage Share" column or set forth in a Assignment and Assumption Agreement under the "Percentage Share" column, as such percentage may be adjusted from time to time pursuant to Assignment and Assumption Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 12.3. A Lender shall not have any Loan Commitment or Letter of Credit Commitment if its Percentage Share is zero.

        "Permitted Debt" means

  (i)
  the Obligations,

  (ii)
  unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 90 days beyond the invoice date therefor or are being contested in good faith and as to which such reserve as is required by GAAP has been made and on which interest charges are not paid or accrued,

  (iii)
  Debt arising under Acceptable Hedging Agreements,

  (iv)
  income and other taxes payable that are not overdue or are being contested in good faith and as to which reserves have been made in accordance with GAAP,

  (v)
  accrued abandonment liabilities,

  (vi)
  Debt in the form of royalties, overriding royalties and working interest expenses in the ordinary course of business due to non-Affiliates of the Borrower,

  (vii)
  any Debt which is Permitted Subordinated Debt,

  (viii)
  Indebtedness (a) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided that, such Indebtedness is incurred within 60 days of the acquisition of such property) and (b) in respect of Capitalized Lease Liabilities; provided that, the aggregate amount of all Indebtedness outstanding pursuant to this clause (viii) shall not at any time exceed $500,000;

  (ix)
  Debt of any Person that becomes a Subsidiary after the Effective Date; provided that (a) such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (b) the aggregate principal amount of such Debt permitted by this clause shall not exceed $500,000 at any time outstanding,

  (x)
  letters of credit, performance bonds, or other financial assurance required to be obtained by the Borrower or any Subsidiary in the normal course of its business to assure the proper plugging and abandonment of oil or gas drilling or production locations or bonds required by any Governmental Authority in the normal course of the Borrower's or any Subsidiary's business, and

  (xi)
  Debt with respect to acquisition financing for the headquarters building of the Borrower in an amount not to exceed $900,000 as such amount may be reduced from time to time pursuant to the terms of such loan.

        "Permitted Investments" means Investments acquired for cash in (i) Debt, evidenced by notes maturing not more than 180 days after the date of issue, issued or guaranteed by the government of the United States of America, (ii) certificates of deposit maturing not more than 180 days after the date of issue, issued by any Lender or by commercial banking institutions each of which is a member of the Federal Reserve System and which has combined capital and surplus and undivided profits of not less than $50,000,000, (iii) commercial paper, maturing not more than 90 days after the date of issue, issued by (a) any Lender (or any parent corporation of any Lender) or (b) a corporation (other than an Affiliate of the Borrower) with a rating of "P1" (or its then equivalent) according to Moody's Investors Service, Inc., "A-1" (or its then equivalent) according to Standard & Poor's Corporation or "F-1" (or its then equivalent) according to Fitch's Investors Services, Inc., (iv) such other instruments, evidences of indebtedness or investment securities as the Administrative Agent may approve, or (v) wholly-owned Subsidiaries.

        "Permitted Liens" means, with respect to any Property:

          (i)    Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

          (ii)   Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

          (iii)  statutory landlord's liens, operators', royalty owners', vendors', carriers', warehousemen's, repairmen's, mechanics', suppliers', workers', materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not overdue by more than 30 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

          (iv)  contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for sale, purchase, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, royalty and overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

          (v)   Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with such creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by bank regulators and no such deposit account serves as collateral to any Person other than the Administrative Agent;

          (vi)  easements, rights of way, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or such Subsidiary or materially impair the value of such Property subject thereto;

          (vii) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business (excluding, in each case, obligations constituting Debt);

          (viii) judgment Liens in respect of judgments that do not constitute an Event of Default;

          (ix)  Liens securing the payment of any Obligations;

          (x)   Liens on Property not constituting Collateral for the Obligations and not otherwise permitted by any of the clauses of this definition; provided that the aggregate principal or face amount of all Debt (other than Permitted Subordinated Debt) secured under this clause (x) shall not exceed $50,000 at any time;

          (xi)  rights reserved to or vested in a Governmental Authority having jurisdiction to control or regulate any Oil and Gas Property in any manner whatsoever and all laws of such Governmental Authorities, so long as the Borrower and its Subsidiaries is in compliance with all such laws, except for any non-compliance that would not result in a Material Adverse Effect;

          (xii) consents to assignment and similar contractual provisions affecting an Oil and Gas Property to the extent and only to the extent, such consents are not affected by or required for the execution, delivery, performance and enforcement of any Loan Document;

          (xiii) preferential rights to purchase and similar contractual provisions affecting an Oil and Gas Property to the extent and only to the extent, such consents are not affected by delivery of any Loan Document or, if affected, have been waived;

          (xiv) all defects and irregularities affecting title to an Oil and Gas Property that could not operate to reduce the net revenue interest of the Borrower and its Subsidiaries for such Oil and Gas Property (if any), increase the working interest of the Borrower and its Subsidiaries for such Oil and Gas Property (if any) without a corresponding increase in the corresponding net revenue interest, or otherwise interfere materially with the operation, value or use of such Oil and Gas Property or cause a Material Adverse Effect;

          (xv) Liens associated with Permitted Subordinated Debt;

          (xvi) Liens securing the Debt permitted pursuant to clause (viii) of the definition of "Permitted Debt"; provided, however, that (A) no such Lien shall extend to or cover any other Property of the Borrower or any of its Subsidiaries, and (B) the principal amount of the Debt secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the Property so held or acquired;

          (xvii) Liens securing the Debt permitted pursuant to clause (ix) of the definition of "Permitted Debt";

          (xviii) Liens securing the Debt permitted pursuant to clause (xi) of the definition of "Permitted Debt"; and

          (xix) all defects and irregularities affecting title to an Oil and Gas Property described in Schedule 7.19; provided that, notwithstanding the foregoing, such defects and irregularities shall cease to be "Permitted Liens" under this definition if (i) not cured in accordance with the requirements of Section 7.19 or (ii) such defects and irregularities in the aggregate could reasonably be expected to have a Material Adverse Effect.

provided, that Liens described in clauses (i) through (v) and (xix) above shall not constitute Permitted Liens upon the initiation of any foreclosure proceedings with regard to the Property encumbered by such Liens and; provided further, no intention to subordinate the first priority Lien granted in favor of the Lender is hereby implied or expressed or is to be inferred by the permitted existence of such Permitted Liens.

        "Permitted Subordinated Debt" means Debt that (i) is contractually subordinated (on terms acceptable to the Administrative Agent and the Required Lenders) in right of payment, collection, enforcement and Lien rights to the prior payment in full of the Obligations, (ii) neither permits or allows payment on such Debt in cash or other Property of the Borrower prior to the payment in full of the Obligations (except for (A) scheduled interest payments and (B) other amounts approved by the Administrative Agent and the Required Lenders), (iii) cannot mature prior to the Final Maturity Date, and (iv) contains other terms and provisions which are acceptable to the Administrative Agent and the Required Lenders.

        "Person" means a corporation, an association, a joint venture, a limited liability company, a partnership, an organization, a business, an individual or a government or political subdivision thereof or any Governmental Authority.

        "Personal Property Collateral" with respect to a Person means all right, title and interest in such Person's accounts, equipment, general intangibles, inventory, investment property, and deposit accounts at any Lender, as such terms are defined in the UCC.

        "Plan" means any employee benefit plan which is covered by Title IV of ERISA.

        "Pledge and Security Agreement" means a Pledge and Security Agreement, dated as of the Effective Date or otherwise delivered pursuant to the Loan Documents, between the Administrative Agent and Borrower or a Subsidiary, substantially in the form of Exhibit H, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents. The term "Pledge and Security Agreements" shall include each and every Pledge and Security Agreement executed and delivered pursuant to the Loan Documents.

        "Possible Reserves" means "Possible Reserves" as defined in the Reserve Definitions.

        "PV10 Value" means, as of any date of determination, as to any Person the present value, discounted at a rate of 10%, of the future net revenues expected to accrue to such Person's interests in its Oil and Gas Properties during the remaining expected economic lives of such properties. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers with:

        (a)   appropriate deductions made for (i) severance and ad valorem taxes, and (ii) operating, gathering, transportation and marketing costs required for the production and sale of such reserves, and

        (b)   for anticipated sales of oil and gas that are fixed in a firm fixed price sales contract which is an Approved Hedging Agreement, the fixed price or prices provided for in such sales contract during the term thereof less the forward strip price for the CIG differential; and

        (c)   for anticipated sales of oil and gas, if such sales are not under a sales contract that is described in paragraph (b) above, for the date of calculation (or, if such date is not a Business Day, for the first Business Day thereafter), the pricing assumptions used in determining present value for (i) any natural gas reserves, based upon the lesser of (x)

        the Three Month Average of the quotation for deliveries of natural gas for each such forecast year for CIG, provided that with respect to calendar years after the fourth calendar year, the quotation for the fourth calendar year shall be applied and (y) an assumed $6.00 CIG price, and (ii) any crude oil reserves, based upon the Three Month Average of the for deliveries of oil as quoted on New York Mercantile Exchange for WTI-Cushing, Oklahoma, in each case, adjusted for the actual applicable Btu and location of delivery. For purposes of this calculation, the "Three Month Average" shall be calculated using average of the forward prices as of the first day of the test month and the first days of each of the two months preceding the test month.

        "Probable and Possible Report" has the meaning set forth in Section 2.8.2 and includes the Initial Probable and Possible Report and each other such report delivered pursuant Section 7.2.2(iii).

        "Probable Reserves" means "Probable Reserves" as defined in the Reserve Definitions.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

        "Proposed Drilling Budget" means the drilling budget set forth in the most recent Reserve Report.

        "Proposed Borrowing Base" has the meaning given such term in Section 2.8.2.

        "Proved Developed Nonproducing Reserves" means Proved Reserves which are categorized as both "Developed" and "Nonproducing" in the Reserve Definitions.

        "Proved Developed Producing Reserves" means Proved Reserves which are categorized as both "Developed" and "Producing" in the Reserve Definitions.

        "Proved Reserves" means "Proved Reserves" as defined in the Reserve Definitions.

        "Proved Undeveloped Reserves" means Proved Reserves which are categorized as "Undeveloped" in the Reserve Definitions.

        "Purchasers" has the meaning given such term in Section 12.3.

        "Quarterly Payment Date" means the first Business Day following each March, June, September and December.

        "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower or any of its Subsidiaries which is a rate swap, basis swap, forward rate transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, equity prices or other financial measures.

        "Regulation D" means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "Reimbursement Obligations" has the meaning given such term in Section 2.6.3.

        "Release of Hazardous Substances" means any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower.

        "Replacement Lender" is defined in Section 3.8.

        "Replacement Notice" is defined in Section 3.8.

        "Required Deficiency Payment" has the meaning given such term in Section 3.4.1(b).

        "Required Lenders" means Lenders (one of whom must be the Administrative Agent) in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders (one of whom must be the Administrative Agent) in the aggregate holding at least 66 2/3% of the Total Exposure Amount.

        "Requirement of Law" means, as to any Person, any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

        "Reserve Definitions" means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

        "Reserve Report" means the Initial Reserve Report and each other report setting forth, as of each January 1st or July 1st (or such other date as required pursuant to Section 2.8 and the other provisions of this Agreement), the oil and gas reserves attributable to the Oil and Gas Properties owned directly by the Borrower and its Subsidiaries that the Borrower wishes to include in the Borrowing Base, together with a projection of the rate of production and future net income, severance and ad valorem taxes, operating expenses and capital expenditures with respect thereto as of such date, consistent with SEC reporting requirement at the time (including pricing assumptions), provided that each such report hereafter delivered must (a) separately report on the Proved Developed Producing Reserves, Proved Developed Nonproducing Reserves and Proved Undeveloped Reserves of the Borrower and its Subsidiaries, (b) take into account the Borrower's actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs, (c) identify and take into account any "overproduced" or "under-produced" status under gas balancing arrangements, and (d) contain information and analysis comparable in scope to that contained in the Initial Reserve Report except that there shall be no requirement to include any information regarding any field descriptions, or other information other than the numerical output from the proved reserve calculations and summary information to the reasonable satisfaction of the Administrative Agent.

        "Responsible Representative" means as to any Person, its chief executive officer, its president and its chief financial officer.

        "Restricted Payment" means:

          (i)    the declaration or payment of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, any shares of or other ownership interests in the

  Borrower, other than dividends or distributions payable in capital stock, or options, warrants or other rights to purchase the capital stock, of the Borrower;

          (ii)   any payment or distribution on account of the purchase, redemption or other retirement of any Equity Interests in the Borrower, or of any warrant, option or other right to acquire such Securities or such other ownership interests, or any other payment or distribution made in respect thereof, other than in exchange for capital stock of the Borrower, either directly or indirectly; or

          (iii)  the repayment by the Borrower of any Debt owed to an Affiliate (other Debt owed to a Subsidiary), except as specifically permitted in the Loan Documents.

        "Revolving Credit Period" means the period commencing on the Effective Date and ending on the Final Maturity Date.

        "Security" means any stock, share, voting trust certificate, limited or general partnership interest, member interest, bond, debenture, note, or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instrument commonly known as a "security" or any certificate of interest, share or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

        "Security Documents" or "Security Instruments" means the security instruments executed and delivered in satisfaction of the condition set forth in Article IV and Section 5.2.2, including, without limitation, any Mortgage, Pledge and Security Agreement or Guaranty, and all other documents, instruments and guaranties, including, without limitation, any Mortgage, Pledge and Security Agreement or Guaranty, at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

        "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

        "Stated Expiry Date" is defined in Section 2.6.

        "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board with respect to the LIBO Rate (Reserve Adjusted), for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

        "Subsidiary" means for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

        "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

        "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any law or Governmental Authority.

        "Total Debt" of any Person means, at any date, Debt of the Borrower and its Consolidated Subsidiaries as of such day described in clauses (i), (ii), (iii), (iv), (vi) (but excluding any current non-cash asset or liability (including in respect of Hedging Agreements) described in or calculated pursuant to the requirements of Statement of Financial Accounting Standards 133, 137, 138 and 143, in each case as amended (provided that, for the avoidance of doubt, the calculation of Total Debt shall include any current assets or liabilities in respect of the termination of any Hedging Agreement), or (vii) of the definition of Debt (including amounts under this Agreement, including Letter of Credit Exposure).

        "Total Senior Debt" of any Person means, at any date, the sum of (i) Total Debt less (i) the aggregate amount of Permitted Subordinated Debt.

        "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Exposure and unpaid Reimbursement Obligations and the unfunded amount of the Commitments.

        "Total Proved PV10 Value" means at any time the lesser of (i) the PV10 Value of the Borrower's and its Guarantor's Proved Reserves as calculated using the most recent Reserve Report, and (ii) the product of two (2) times the PV10 Value of the Borrower's and Guarantor's Proved Developed Producing Reserves as calculated using the most recent Reserve Report.

        "Transferee" shall have the meaning given such term in Section 12.4.

        "Type", when used in reference to any Loan or Advance, refers to whether the rate of interest on such Loan, or on the Loans comprising such Advance, is determined by reference to the Alternate Base Rate or the LIBO Rate (Reserve Adjusted).

        "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

        "Unused Commitment" means, at any time for a Lender, an amount (not less than zero) equal to the remainder, if any, of the (a) Commitment for such Lender in effect at such time minus (b) such Lender's Percentage Share of the Credit Exposure.

        1.2    Types of Loans and Advances.    For purposes of this Agreement, Loans and Advances, respectively, may be classified and referred to by Type (e.g., a "Eurodollar Loan" or a "Eurodollar Advance").

        1.3    Accounting Terms and Determinations; Changes in Accounting.

          1.3.1 Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the independent public accountants and with respect to which the Borrower shall have promptly notified the Administrative Agent on becoming aware thereof) with the most recent financial statements of the Borrower and its Subsidiaries delivered to the Administrative Agent.

          1.3.2 The Borrower and its Subsidiaries will not change their method of accounting, other than immaterial changes in methods, changes permitted by GAAP in which the Borrower's independent public accountants concur and changes required by a change in GAAP, without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed by any Lender.

        1.4    References.    References in this Agreement to Exhibits, Schedules, Annexes, Appendixes, Attachments, Articles, Sections or clauses shall be to exhibits, schedules, annexes, appendixes, attachments, articles, sections or clauses of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Schedule, Annex, Appendix, Attachment, Article, or Section in which such reference appears. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; specific enumeration shall not exclude the general but shall be construed as cumulative; the word "or" is not exclusive; the word "including" (in its various forms) shall mean "including, without limitation"; in the computation of periods of time, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding"; and all references to money refer to the legal currency of the United States of America. The Exhibits, Schedules, Annexes, Appendixes and Attachments attached to this Agreement and items referenced as being attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

ARTICLE II

TERMS OF FACILITIES

        2.1    Commitments.    On the terms and subject to the conditions of this Agreement, the Lenders and the Issuer severally agree to make Credit Extensions as set forth below.

          2.1.1    Loan Commitment.

            (a)   From time to time on any Business Day occurring on or after the Effective Date but prior to the Final Maturity Date, each Lender severally agrees that it will make Loans to the Borrower in an aggregate amount equal to such Lender's Percentage Share of the aggregate amount of each Advance requested by the Borrower to be made on such day.

            (b)   On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, (i) such Lender's Credit Exposure would exceed such Lender's Percentage Share of the lesser of (A) then existing Commitment Amount and (B) the Borrowing Base then in effect or (ii) the aggregate Credit Exposures of all Lenders would exceed the lesser of (A) then existing Commitment Amount and (B) the Borrowing Base then in effect.

          2.1.2    Letter of Credit Commitment.    From time to time on any Business Day occurring from the Effective Date until the Letter of Credit Commitment Termination Date, the Issuer agrees that it will

            (a)   issue one or more standby letters of credit (each a "Letter of Credit") for the account of the Borrower (which can be issued in the name of a Subsidiary) in the Stated Amount requested by the Borrower on such day; or

            (b)   extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder.

Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Exposure would exceed the Letter of Credit Commitment Amount or (ii) the aggregate Credit Exposures of all Lenders would exceed the lesser of (A) the existing Commitment Amount or (B) the Borrowing Base then in effect.

        2.2    Method of Borrowing.

          2.2.1 The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing not later than (a) in the case of a Eurodollar Advance, not later than 2:00 p.m., New York time, three (3) Business Days before the date of such proposed Advance or (b) in the case of an ABR Advance, not later than Noon, New York time, on the date of such proposed Advance. Each Notice of Borrowing shall specify:

            (i)    the Borrowing Date, which shall be a Business Day, of such requested Advance;

            (ii)   the aggregate amount of such requested Advance;

            (iii)  whether such Advance is to be an ABR Advance or a Eurodollar Advance; and

            (iv)  in the case of a Eurodollar Advance, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no election as to the Type of Advance is specified, then the requested Advance shall be an ABR Advance. If no Interest Period is specified with respect to any requested Eurodollar Advance, then the Borrower shall be deemed to have selected an Interest Period of one (1) month's duration.

          2.2.2 Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of the requested Advance, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          2.2.3 (a)    Each Lender shall make each Loan to be made by it hereunder on the proposed Borrowing Date thereof by wire transfer of immediately available funds by 3:00 p.m., New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

          (b)   Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Advance that such Lender will not make available to the Administrative Agent such Lender's Percentage Share of such Advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2.3 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Advance available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the

  Administrative Agent, then such amount shall constitute such Lender's Loan included in such Advance.

        2.3    Interest Elections for Conversions and Continuations.

          2.3.1 Each Advance initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Eurodollar Advance, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Advance to a different Type or to continue such Advance and, in the case of a Eurodollar Advance, may elect Interest Periods therefor, all as provided in this Section 2.3. The Borrower may elect different options with respect to different portions of the affected Advance, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Advance, and the Loans comprising each such portion shall be considered a separate Advance.

          2.3.2 To make an election pursuant to this Section 2.3, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Notice of Borrowing would be required under Section 2.2.1 if the Borrower were requesting an Advance of the Type resulting from such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          2.3.3 Each telephonic and written Interest Election Request shall specify the following information and be in compliance with Section 2.1:

            (i)    the Advance to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Advance (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Advance);

            (ii)   the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii)  whether the resulting Advance is to be an ABR Advance or a Eurodollar Advance; and

            (iv)  if the resulting Advance is a Eurodollar Advance, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Advance but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month's duration.

          2.3.4 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Advance.

          2.3.5 If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Advance prior to the end of the Interest Period applicable thereto, then, unless such Advance is repaid as provided herein, at the end of such Interest Period such Advance shall be converted to a Eurodollar Advance with an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default or a Borrowing Base Deficiency has occurred and is continuing: (i) no outstanding Advance may be converted to or continued as a Eurodollar Advance (and any Interest Election Request that requests the conversion of any Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective) and (ii) unless repaid, each Eurodollar Advance shall be converted to an ABR Advance at the end of the Interest Period applicable thereto.

        2.4    Repayment of Loans; Evidence of Debt.

          2.4.1 The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Final Maturity Date.

          2.4.2 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          2.4.3 The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          2.4.4 The entries made in the accounts maintained pursuant to Sections 2.4.2 and 2.4.3 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          2.4.5 Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.3) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

        2.5    Interest Rates.

          2.5.1 Each Reimbursement Obligation which is due and payable under this Agreement and each Loan comprising an ABR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including such due date, or in the case of an Obligation constituting an ABR Advance, the date such ABR Advance is made or is automatically converted from a Eurodollar Advance into an ABR Advance pursuant to Section 2.3, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.3, at a rate per annum equal to the lesser of (a) the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin or, if applicable, such higher rate as is specified in Section 3.3 or (b) the Highest Lawful Rate.

          2.5.2 Each Loan comprising a Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period equal to the lesser of (a) the sum of the LIBO Rate (Reserve Adjusted) for the Interest Period in effect for such Advance plus the Applicable Margin or, if applicable, such higher rate as is specified in Section 3.3 or (b) the Highest Lawful Rate.

          2.5.3 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Final Maturity Date; provided that interest accrued pursuant to Section 3.3 shall be payable on demand.

          2.5.4 If prior to the commencement of any Interest Period for a Eurodollar Advance:

            (a)   the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate (Reserve Adjusted) or the LIBO Rate for such Interest Period; or

            (b)   the Administrative Agent is advised by any Lender that the LIBO Rate (Reserve Adjusted) or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining its or their Loans included in such Advance for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective, and (ii) if any Notice of Borrowing requests a Eurodollar Advance, such Advance shall be made as an ABR Advance.

          2.5.5 Each change in the rate of interest charged hereunder shall become effective automatically and without notice to the Borrower upon the effective date of each change in the Alternate Base Rate or the Highest Lawful Rate, or the Applicable Margin as the case may be.

          2.5.6 In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered by the Borrower pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate (Reserve Adjusted) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

        2.6    Issuance Procedures and Provisions.    By delivering to the Administrative Agent an Issuance Request on or before noon, New York time, on a Business Day, the Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit (in each case, unless a shorter notice period is agreed to by the Issuer, in its sole discretion), that the Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit in such form as may be requested by the Borrower and approved by the Issuer, solely for the purposes described in Section 7.1.1; provided that no extension shall be for a period greater than one year or shall cause a Letter of Credit to expire on a date that is later than the Letter of Credit Commitment Termination Date. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (a) the Letter of Credit Commitment Termination Date or (b) (unless otherwise agreed to by the Issuer, in its sole discretion), one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of the Letter of Credit that it issues.

          2.6.1    Other Lenders Participation.    Upon the issuance of each Letter of Credit, and without further action, each Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage Share, a participation interest in such Letter of Credit (including the contingent liability and any Reimbursement Obligation with respect thereto). Unless such Reimbursement Obligation has been satisfied through the making of a Loan pursuant to Sections 2.6.2 and 2.6.3 below, such Lender shall, to the extent of its Percentage Share, be responsible for reimbursing the Issuer for Reimbursement Obligations that have not otherwise been reimbursed by the Borrower in accordance with Section 2.6.3 within one Business Day of receiving notice from the Issuer for Reimbursement Obligations that have not been reimbursed by the Borrower in accordance with Section 2.6.3 (with the terms of this Section surviving the termination of this Agreement). In addition, such Lender shall, to the extent of its Percentage Share, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 2.7.6 with respect to each Letter of Credit and of interest payable pursuant to Section 2.5 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

          2.6.2    Disbursements.    The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 1:00 p.m., New York time, on the Disbursement Date if the Borrower shall have received such notice of such Disbursement on or prior to 10:00 a.m., New York time, or, if the Borrower shall have received such notice of Disbursement after 10:00 a.m., New York time, on the Disbursement Date then not later than 1:00 p.m., New York time, on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent for the account of the Issuer, for all amounts that such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for ABR Loans (with the then Applicable Margin for Loans accruing on such amount) pursuant to Section 2.5 for the period from the Disbursement Date through the date of such reimbursement; provided that the Borrower may, subject to the conditions to set forth herein, request in accordance with Section 2.2 that such payment be financed with a ABR Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Advance. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary).

          2.6.3    Reimbursement.    The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Issuer, each Lender's obligation under Section 2.6.1, to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any Lender, including, without limitation, any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided that, after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment) on the part of the Issuer.

          2.6.4    Deemed Disbursements.    Upon the occurrence and during the continuation of any Default under Sections 8.1.5 or upon notification by the Administrative Agent (acting on its own or at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

            (a)   the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer (notwithstanding that such amount may not in fact have been paid or disbursed); and

            (b)   the Borrower shall be immediately obligated to provide cash collateral to the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties, and held as collateral security for the Obligations. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuer and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower's obligation to deposit amounts pursuant to this Section 2.6.4 shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment that the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuer, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Interest, if any, on such deposit shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuer for Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the Reimbursement Obligations of the Borrower at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. When all Defaults have been cured or waived the Administrative Agent (including accrued interest, if any, thereon) shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section that have not been applied to the satisfaction of the Reimbursement Obligations or the Obligations.

          2.6.5    Nature of Reimbursement Obligations.    The Borrower, each other Obligor and, to the extent set forth in Section 2.6.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer, except to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment, shall not be responsible for:

            (a)   the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

            (b)   the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c)   failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

            (d)   errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

            (e)   any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment) shall be binding upon each Obligor and each such Lender, and shall not put the Issuer under any resulting liability to any Obligor or any Lender, as the case may be. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, AND SPECIFICALLY WITH REFERENCE TO THE PROVISIONS OF SECTIONS 2.6.3 AND 2.6.5, IT IS THE INTENTION OF THE PARTIES HERETO THAT THE ISSUER BE REIMBURSED OR INDEMNIFIED IN THE CASE OF, AND NOT BE LIABLE FOR, ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.

          2.6.6    Replacement of the Issuer.    The Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuer and the successor Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuer pursuant to Section 2.7.7. From and after the effective date of any such replacement, (a) the successor Issuer shall have all the rights and obligations of the Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (a) references herein to the term "Issuer" shall be deemed to refer to such successor or to any previous Issuer, or to such successor and all previous Issuers, as the context shall require. After the replacement of the Issuer hereunder, the replaced Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

        2.7    Unused Commitment Fees; Engineering Fees; Facility Fees; Authorized Payments by Lender.

          2.7.1    Commitment Fees.    The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a commitment fee of one-half of one percent (1/2 of 1%) per annum, calculated daily on the actual number of days the Commitments are outstanding on the amount of the aggregate Unused Commitment of the Lenders in effect from time to time, such commitment fee to be payable quarterly in arrears on each Quarterly Payment Date and upon termination of the Commitments.

          2.7.2    Administrative Agent's Fees.    The Borrower agrees to pay to the Administrative Agent, for its individual account, the fees in the amounts and on the dates set forth in the Fee Letter.

          2.7.3    Letter of Credit Fee.    The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Issuer and each Lender, a Letter of Credit fee in a per annum amount equal to the then effective Applicable Margin for Loans maintained as Eurodollar Loans, multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Final Maturity Date.

          2.7.4    Letter of Credit Issuance Fee.    The Borrower agrees to pay to the Issuer for its own account an issuance fee for each Letter of Credit issued by the Issuer equal to 0.125% per annum of the Stated Amount of such Letter of Credit. Such fee shall be payable by the Borrower on the date of issuance (and renewal or extension, as applicable) of such Letter of Credit. The Borrower also agrees to pay the Issuer's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder, which fees shall be payable to the Issuer within ten (10) days after demand.

          2.7.5    Loans for Payment of Fees.    The Lenders are irrevocably authorized, following written notice from the Administrative Agent to the Borrower, to make Loans for the payment of the fees and expenses of the Administrative Agent and the Lenders required to be paid by the Borrower hereunder, if such fees are not otherwise paid when due. The Administrative Agent shall pay over such Loan proceeds to itself or directly to such other Persons entitled to payment hereunder.

        2.8    Borrowing Base.

          2.8.1    Initial Borrowing Base.    For the period from and including the date hereof to but excluding the date of the first determination of the Borrowing Base pursuant to the further provisions of this Section 2.8, the initial amount of the Borrowing Base has been set by the Administrative Agent and acknowledged by the Borrower and agreed to by the Lenders to be $22,000,000.

          2.8.2    Annual Scheduled Determinations of the Borrowing Base.    Promptly after January 1 of each calendar year, commencing January 1, 2007, and in any event prior to March 31 of each calendar year (commencing March 31, 2007), the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report (and a separate report using the Administrative Agent's internal pricing assumptions as provided by the Administrative Agent not less than five (5) days prior to the date such Reserve Report is due) in form and substance satisfactory to the Administrative Agent, prepared by an Approved Engineer, which Reserve Report shall be dated as of January 1 of such calendar year, together with additional data concerning pricing, hedging, quantities and purchasers of production, and other information and engineering and geological data as the Administrative Agent or any Lender may reasonably request. Borrower shall also deliver a similar report (prepared by the Borrower) on the Probable Reserves and Possible Reserves which Borrower intends to drill over the next twelve (12) month period (the "Probable and Possible Report") and the Financial Forecast. Within 15 days after receipt of all such Reserve Report and information, the Administrative Agent shall make an initial determination of the new

  Borrowing Base (the "Proposed Borrowing Base"), and upon such initial determination shall promptly notify the Lenders in writing of its initial determination of the Proposed Borrowing Base. Such initial determination made by the Administrative Agent shall be so made by the Administrative Agent in the exercise of its sole discretion in accordance with the Administrative Agent's customary practices and standards for oil and gas lending as they exist at the particular time. In no event shall the Proposed Borrowing Base exceed the aggregate Loan Commitments of the Lenders. The Required Lenders shall approve or reject the Administrative Agent's initial determination of the Proposed Borrowing Base by written notice to the Administrative Agent within fifteen (15) days of the Administrative Agent's notification of its initial determinations; provided however that failure by any Lender to confirm in writing, the Administrative Agent's determinations of the Proposed Borrowing Base shall be and shall be deemed, an approval of the Proposed Borrowing Base. If the Required Lenders fail to approve any such determination of the Proposed Borrowing Base made by the Administrative Agent hereunder in such fifteen (15) day period, then the Administrative Agent shall poll the Lenders to ascertain the highest Proposed Borrowing Base then acceptable to the Required Lenders for purposes of this Section 2.8.2 and, subject to the last sentence of this Section 2.8.2, such amount shall become the new Borrowing Base effective on the date specified in this Section 2.8. Upon agreement by the Administrative Agent and the Required Lenders of the new Borrowing Base, the Administrative Agent shall, by written notice to the Borrower and the Lenders, designate the new Borrowing Base available to the Borrower. Such designation shall be effective as of the Business Day specified in such written notice (or, if no effective date is specified in such written notice, the next Business Day following delivery of such written notice) and such new Borrowing Base shall, subject to the reductions described in Section 2.8.7 below, remain in effect until the next determination or redetermination of the Borrowing Base in accordance with this Agreement. Anything herein contained to the contrary notwithstanding, any determination or redetermination of the Borrowing Base resulting in any increase of the Borrowing Base in effect immediately prior to such determination or redetermination shall only be made at the request of the Borrower and shall require the approval of all the Lenders in their sole discretion in accordance with their respective customary practices and standards for oil and gas lending as they exist at the particular time.

          2.8.3    Semi Annual Scheduled Determination of the Borrowing Base.    In addition, within ninety (90) days after each June 30, commencing June 30, 2007, the Borrower will make available for review by the Administrative Agent a Reserve Report (and a separate report using the Administrative Agent's internal pricing assumptions as provided by the Administrative Agent not less than five (5) days prior to the date such Reserve Report is due) in form and substance satisfactory to the Administrative Agent, prepared by the Borrower's petroleum engineers, which report shall be dated as of July 1 of such calendar year, together with additional data concerning pricing, hedging, quantities and purchasers of production, and other information and engineering and geological data as the Administrative Agent or any Lender may reasonably request. Borrower shall also deliver a Probable and Possible Report and a Financial Forecast at the same time. If the semi-annual Reserve Report pursuant to this Section 2.8.3 is not prepared by an Approved Engineer, the assumptions and methodology used for, among other things, classifying the reserves as Proved Developed Producing; Proved Developed Non-producing and Proved Undeveloped shall be consistent with the assumptions used by the Approved Engineer in its most recent report. Borrower shall also deliver a Probable and Possible Report. Within 15 days after receipt of all such Reserve Report and information, the Administrative Agent shall make an initial determination of a Proposed Borrowing Base, and upon such initial determinations shall promptly notify the Lenders in writing of initial determinations of the Proposed Borrowing Base. Such initial determination shall be made in the same manner and be subject to the same approvals as prescribed above with respect to the annual review, and likewise the Administrative Agent shall communicate the results of such initial determination to the Lenders. The Required Lenders shall approve such determinations of the Proposed Borrowing Base by written notice to the Administrative Agent within fifteen (15) days of the giving of notice of such determinations by the Administrative Agent to such Lenders; provided however that failure by any Lender to confirm in writing the Administrative Agent's determination of the Proposed Borrowing Base shall be, and shall be deemed, an approval of the Proposed Borrowing Base. If the Required Lenders fail to approve any such determination of the Proposed Borrowing Base made by the Administrative Agent hereunder in such fifteen (15) day period, then the Administrative Agent shall poll the Lenders to ascertain the highest Proposed Borrowing Base then acceptable to the Required Lenders for purposes of this Section 2.8.3 and, subject to the last sentence of this Section 2.8.3, such amounts shall become the new Borrowing Base, effective on the date specified in this Section 2.8. Upon agreement by the Administrative Agent and the Required Lenders of the amount of credit to be made available to the Borrower hereunder, the Administrative Agent shall, by written notice to the Borrower and the Lenders, designate the new Borrowing Base available to the Borrower. Such designation shall be effective as of the Business Day specified in such written notice (or, if no effective date is specified in such written notice, the next Business Day following delivery of such written notice) and such new Borrowing Base shall, subject to the reductions described in Section 2.8.7 below, remain in effect until the next determination or redetermination of the Borrowing Base in accordance with this Agreement. Anything herein contained to the contrary notwithstanding, any determination or redetermination of the Borrowing Base resulting in any increase of the Borrowing Base in effect immediately prior to such determination or redetermination shall only be made at the request of the Borrower and shall require the approval of all the Lenders in their sole discretion in accordance with their respective customary practices and standards for oil and gas lending as they exist at the particular time.

          2.8.4    Discretionary Determination of the Borrowing Base by the Lenders.    In addition to the foregoing scheduled annual and semi annual determinations of the Borrowing Base, the Required Lenders shall have the right to redetermine the Borrowing Base at their sole discretion at any time and from time to time but not more often than two (2) times every calendar year. If the Required Lenders shall elect to make a discretionary redetermination of the Borrowing Base pursuant to the provisions of this Section 2.8.4, the Borrower shall as quickly as practical, and in no event longer than 60 days, after receipt of a request therefor from the Administrative Agent, deliver to the Administrative Agent a Reserve Report in form and substance satisfactory to the Administrative Agent, prepared by the Borrower's petroleum engineers containing information similar to the Reserve Reports delivered pursuant to Section 2.8.3, together with such updated engineering, production, operating and other data as the Administrative Agent, the Issuer or any Lender may reasonably request. The Administrative Agent shall have fifteen (15) days following receipt of such requested information to make an initial redetermination of the Borrowing Base, and the Administrative Agent and the Required Lenders shall approve and designate the new Borrowing Base in accordance with the procedures and standards described in Section 2.8.2.

          2.8.5    Discretionary Determination of the Borrowing Base by the Borrower.    In addition to the foregoing determinations of the Borrowing Base, the Borrower may request a redetermination of the Borrowing Base at any time and from time to time but not more often than two (2) times every calendar year, by delivering a written request to the Administrative Agent, together with a Reserve Report in form and substance satisfactory to the Administrative Agent, prepared by either an Approved Engineer or the Borrower's petroleum engineers containing information similar to the Reserve Reports delivered pursuant to Section 2.8.3, together with such other updated engineering, production, operating and other data as the Administrative Agent, the Issuer or any Lender may reasonably request. Each such discretionary redetermination of the Borrowing Base shall be made in the same manner and in accordance with the procedures and standards set forth above by adjusting the Borrowing Base then in effect. The Administrative Agent shall make an initial redetermination of the Borrowing Base by the later of forty-five (45) days following the written request for a Discretionary Borrowing Base and fifteen (15) days following receipt of the Reserve Report. Thereafter, the Administrative Agent and the Required Lenders shall approve and designate the new Borrowing Base in accordance with the procedures and standards described in Section 2.8.2.

          2.8.6    Other Redeterminations of Borrowing Base.    Notwithstanding anything to the contrary contained herein, prior to the Borrower's incurrence of Permitted Subordinated Debt (provided that nothing in this Section shall be construed to authorize any such incurrence without the consent of the requisite Lenders in accordance with the Loan Documents), the Lenders shall have the right to redetermine the Borrowing Base (with approval from all the Lenders) using information available to them, and the redetermined Borrowing Base shall become the new Borrowing Base immediately upon the issuance of the Permitted Subordinated Debt and until the next redetermination or modification thereof hereunder.

          2.8.7    General Provision With Respect to the Borrowing Base.    Notwithstanding anything herein the contrary, in the event that the Borrower does not furnish all required Reserve Reports or other information within ten (10) days of the dated required herein, the Agent and the Required Lenders may nonetheless designate the Borrowing Base from time to time thereafter until the Administrative Agent and the Lenders receive all such Reserve Reports and information, whereupon the Administrative Agent and the Required Lenders or all Lenders, as applicable, shall designate a new Borrowing Base in accordance with the general procedures outlined in Section 2.8.2.

          2.8.8    Mandatory Action When Loans and Letter of Credit Exposure Exceed the Borrowing Base.    In the event the sum of the aggregate Credit Exposure of all Lenders shall, upon any determination or redetermination of the Borrowing Base, be in excess of the Borrowing Base at such time, upon notice thereof by the Administrative Agent to the Borrower, the Borrower shall immediately make mandatory prepayments of principal on the Loans together with accrued interest thereon, deposit cash collateral to secure the Obligations, or both, in the amounts and on the dates set forth in Section 3.4.

          2.8.9    Reduction of Availability.    Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents and for as long as the sum (the "Unimpaired Percentage") of (1) 100% minus (ii) the amounts set forth in the "Percent of Income" column (expressed as a percentage) set forth in Part IV to Schedule 7.19 for properties with title defects is less than 80%, then the effective Borrowing Base shall equal (i) the amount of the current Borrowing Base either in effect pursuant to Section 2.8.1 or otherwise calculated pursuant to Sections 2.8.2 through 2.8.6 multiplied by (ii) the Unimpaired Percentage. The Borrower shall be permitted periodically to provide the Administrative Agent with (x) an updated in Part IV to Schedule 7.19 using the same format as the original Part IV and (y) reasonably satisfactory curative evidence as to the resolution of the title defects which have been removed from such updated Part IV. Upon the Administrative Agent's satisfactory review of an updated Part IV to Schedule 7.19 and the curative evidence delivered in connection therewith, the then effective Borrowing Base shall be recalculated as set forth in the first sentence of this Section 2.8.9. The Administrative Agent shall complete the review of the revised Part IV and the curative evidence within five (5) Business Days of receipt of said items. Prior to the expiration of such five (5) Business Day period, the Administrative Agent will notify the Borrower that (i) the effective Borrowing Base has been revised in accordance with this Section or (ii) the effective Borrowing Base has not been revised and the reasons therefor.

        2.9    Termination of Commitments; Maturity of Loans; Right of Borrower to Cancel Commitments.

          2.9.1 Unless previously terminated, the Loan Commitments shall terminate on the Final Maturity Date and the Letter of Credit Commitment shall terminate on the Letter of Credit

  Commitment Termination Date. If at any time the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

          2.9.2 The Loans shall mature no later than the Final Maturity Date and any unpaid principal of the Loans and accrued, unpaid interest thereon shall be due and payable on the Final Maturity Date.

          2.9.3 The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the amount of any Commitment Amount on the Business Day so specified by the Borrower; provided that, all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000. Any optional or mandatory reduction of the Commitment Amount pursuant to the terms of this Agreement that reduces the Commitment Amount below the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Commitment Amount) to an aggregate amount not in excess of the Commitment Amount, as so reduced.

        2.10    Addition of Lenders and Increase in Commitment Amount.    It is agreed by the parties hereto that, at any time before the Stated Maturity Date, one or more financial institutions selected by the Borrower and acceptable to the Administrative Agent, in the Administrative Agent's reasonable discretion, may become a Lender under this Agreement, or any existing Lender may increase its Commitment Amount, in each case in an amount requested by Borrower, in such financial institution's or Lender's sole discretion by executing and delivering to the Borrower and the Administrative Agent (i) a certificate substantially in the form of Exhibit E hereto (a "Lender Certificate") and (ii) an Administrative Questionnaire. Upon receipt by the Borrower and the Administrative Agent of any such Lender Certificate, (a) the aggregate amount of the Loan Amount and the Commitment Amount automatically without further action by the Borrower, the Administrative Agent or any Lender shall be increased by the amount indicated in such Lender Certificate (so long as the aggregate of all Commitments does not exceed $100,000,000) on the effective date set forth in such Lender Certificate, (b) Schedule I attached hereto shall be amended to add such Commitment of such additional Lender or to reflect the increase in the Commitment of an existing Lender and the Percentage Shares of the Lenders shall be adjusted accordingly, and (c) any such additional Lender shall be deemed to be a party in all respect to this Agreement and the other Loan Documents and shall be entitled to all rights and benefits of a Lender hereunder and thereunder and subject to all obligations of a Lender hereunder and thereunder.

As a condition precedent to such increase in the Commitment Amount, the Borrower shall deliver to the Administrative Agent a certificate dated as of the effective date of such increase (in sufficient copies for each Lender) signed by an officer of the Borrower (i) certifying to and attaching the resolutions previously adopted by the Borrower approving or consenting to such increase, (ii) including a Compliance Certificate demonstrating pro forma compliance with Section 7.15 after giving effect to such increase, and (iii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article VI are true and correct on and as of such Date and no Default exists. The Borrower shall execute and deliver replacement Notes in accordance with Section 2.12 reflecting such Lender's Commitment Amount, which Notes shall be dated as of the date of this Agreement and shall otherwise comply with the provisions of Section 2.12.

ARTICLE III

GENERAL PROVISIONS

        3.1    General Provisions as to Payments and Loans.

          3.1.1 All payments of principal and interest on the Loans and of fees hereunder shall be made, without setoff, deduction or counterclaim, by 12:00 noon (New York time) on the date such payments are due in federal or other funds immediately available at the principal office of the Administrative Agent referred to in Article XIII and, if not made by such time or in immediately available funds, then such payment shall be deemed made when such funds are available to the Administrative Agent for its full and unrestricted use. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at such Lender's address specified pursuant to Article XIII. Except as otherwise provided herein, whenever any payment of principal of or interest on the Loans or of fees hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. The Administrative Agent is hereby authorized upon notice to the Borrower to charge the account of the Borrower maintained with the Administrative Agent, for each payment of principal, interest and fees if not otherwise paid by the Borrower when it becomes due hereunder.

          3.1.2 All payments made by the Borrower on the Loans and the Letters of Credit and the other Obligations shall be made free and clear of, and without reduction by reason of, any Taxes.

          3.1.3 All requests for Credit Extensions shall be made on a Business Day.

          3.1.4 All Loans shall be made available to the Borrower on a Business Day at the Administrative Agent's address referred to in Article XIII.

          3.1.5 All payments and fundings shall be denominated in United States of America dollars.

        3.2    Computation of Interest.    Each determination hereunder of interest on the Loans and fees hereunder based on per annum calculations shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day), subject to the limitations of the Highest Lawful Rate. The Alternate Base Rate, Federal Funds Effective Rate, LIBO Rate (Reserve Adjusted) or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

        3.3    Default Interest.    After the date any Event of Default has occurred and for so long as such Event of Default is continuing, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on all outstanding Obligations at a rate per annum equal to the following (the "Default Rate") (a) in the case of principal on any Loan, subject to applicable law, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum; and (b) in the case of overdue interest, fees, and other monetary Obligations, the Base Rate from time to time in effect, plus the Applicable Margin for Loans accruing interest at the Base Rate, plus a margin of 2% per annum.

        3.4    Repayments and Prepayments; Application.    The Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

          3.4.1    Repayments and Prepayments.    The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

            (a)   From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided that, (i) all such voluntary prepayments shall require, in the case of ABR Loans at least one Business Day's prior notice (such notice to be delivered before noon on such day), and in the case of Eurodollar Loans at least three Business Days' prior notice (such notice to be delivered before noon on such day), and in either case not more than five Business Days' prior irrevocable notice to the Administrative Agent (which notice may be telephonic so long as such notice is confirmed promptly in writing); and (ii) all such voluntary partial prepayments shall be, in the case of Eurodollar Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 and, in the case of ABR Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000. Each notice of prepayment sent pursuant to this clause shall specify the prepayment date, the principal amount of each Advance (or portion thereof) to be prepaid. Each such notice shall be irrevocable and shall commit the Borrower to prepay such Advance by the amount stated therein on the date stated therein. All prepayments under this clause (other than prepayments of Loans that are ABR Loans that are not made in connection with the termination or permanent reduction of the Loan Commitment) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

            (b)   On each date when, after giving effect to any termination or reduction of the Commitments pursuant to Section 2.2, the sum of (i) the aggregate Credit Exposure of all the Lenders exceeds the Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrower shall make a mandatory prepayment of Loans and, if necessary, Cash Collateralize all Letter of Credit Exposure, in an aggregate amount equal to such excess.

            (c)   If at any time the sum of (i) the aggregate Credit Exposure of all Lenders exceeds the redetermined Borrowing Base (a "Borrowing Base Deficiency"), then the Borrower shall either do one or a combination of the following: (A)(1) prepay the Advances in an aggregate principal amount equal to such excess, and if any excess remains after prepaying all of the Advances as a result of a Letter of Credit Outstanding, Cash Collateralize such Letter of Credit Outstanding, in an aggregate amount equal to such excess or (2) elect to make payments (and deliver cash collateral) at least equal to one third of the applicable Borrowing Base Deficiency ("Required Deficiency Payment") on each Borrowing Base Deficiency Payment Date, or (B) add additional Oil and Gas Properties (and related Security Documents) acceptable to the Administrative Agent, in its sole discretion but consistent with its customary practices), to the Borrowing Base such that the Borrowing Base Deficiency is cured within thirty (30) days after the Borrower's written election; provided, that if the Borrowers shall elect to execute and deliver supplemental or additional Oil and Gas Properties and Security Documents to the Administrative Agent pursuant to this clause (B), it shall provide concurrently with notice of such election to the Administrative Agent with descriptions of the additional assets to be collaterally assigned (together with current valuations, Reserve Reports, Security Documents, title evidence or reports applicable thereto and other documents reasonably requested by the Administrative Agent each of which shall be in form and substance reasonably satisfactory to the Administrative Agent); further provided that if the Administrative Agent has not received within ten (10) days of the Borrowing Base Deficiency the required notice from the Borrower that the Borrower shall take the actions described in this clause (B) within such thirty (30) day period or if the Borrower shall not have taken such actions within such thirty (30) day period, then without any necessity for notice to the Borrower or any other person, the Borrower shall be deemed to have irrevocably elected to make mandatory prepayments equal to at least the Required Deficiency Payment for each Borrowing Base Deficiency Payment Date; and provided further, notwithstanding the foregoing, in the event that a Borrowing Base Deficiency results from (I) the issuance of Permitted Subordinated Debt as described in Section 2.8.6 or (II) the sale of assets permitted under Section 7.9.2, the Borrower will be required to immediately cure the Borrowing Base Deficiency by making a prepayment of Loans contemporaneous with the issuance of such Permitted Subordinated Debt. Except as provided in the previous sentence, the Borrower shall be obligated to make such prepayment and/or deposit of cash collateral within 45 days following its receipt of the written designation of the Borrowing Base in accordance with Section 2.8; provided that all payments required to be made pursuant to this clause (B) must be made on or prior to the Final Maturity Date.

            (d)   Immediately upon any acceleration of the Final Maturity Date of any Advances pursuant to Section 8.1, the Borrower shall repay all the Loans and Cash Collateralize Letter of Credit Exposure.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4, and shall be accompanied by all interest then accrued and unpaid on the principal so prepaid.

          3.4.2    Application.    Each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as ABR Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as Eurodollar Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 4.4.

        3.5    Limitation Period.    Notwithstanding anything herein to the contrary, during any Limitation Period, the interest rate to be charged on amounts in respect of Obligations shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lenders (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Lenders would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) the amount of all interest and fees otherwise payable to the Lenders but for the effect of such Limitation Period.

        3.6    Telephonic Notices.

          3.6.1 The Borrower hereby authorizes the Administrative Agent and the Issuer to extend Credit Extensions, and to transfer funds, and hereby authorizes the Lenders to make Loans, based on telephonic, e-mail or other electronic notices made by any Person which the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic, e-mail or other electronic notices, signed by a Responsible Representative. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall be prima facie, but not conclusive, evidence of the matter notwithstanding anything to the contrary in such confirmation.

          3.6.2 The Administrative Agent will promptly notify each Lender of the contents of each Notice of Borrowing and Borrowing Base reduction notice received by it hereunder. The Administrative Agent will give each Lender and the Borrower prompt notice of each change in the interest rate applicable to the Loans.

          3.6.3 Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time by notice in writing to the Administrative Agent. All terms of this Agreement shall apply to any such Lending Installation, and the Note, if any, payable to such Lender shall be deemed held by each Lender for the benefit of its Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Borrower, designate, or change any previous designation of, the Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

          3.6.4 Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (A) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (B) in the case of payment by the Borrower, the interest rate applicable to the Loans.

        3.7    Illegality.    Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender's obligation to make such Eurodollar Loans shall be suspended (the "Affected Loans") until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its ABR Loans.

        3.8    Replacement of a Lender.    If any Lender (an "Affected Lender") (a) makes a demand upon the Borrower for amounts pursuant to Section 9.14 (and the payment of such amounts are, and are likely to continue to be, materially more onerous in the reasonable judgment of the Borrower than with respect to the other Lenders) or (b) in connection with any proposed increase in the Borrowing Base pursuant to Section 2.8, refuses to consent to such increase in the Borrowing Base, the Borrower may, within 30 days of receipt by the Borrower of such demand, give notice (a "Replacement Notice") in writing to the Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all of its Loans and Commitments to an Eligible Assignee (a "Replacement Lender") designated in such Replacement Notice; provided, however, that no Replacement Notice may be given by the Borrower and no Lender may be replaced pursuant to this Section 3.8 if (i) such replacement conflicts with any applicable law or regulation, (ii) any Event of Default shall have occurred and be continuing at the time of such replacement or (iii) prior to any such replacement, such Affected Lender shall have taken any necessary action under Section 9.14 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 9.14 or shall have waived its right to payment of the specific amounts that give rise or would give rise to such Replacement Notice (it being understood for sake of clarity that the Affected Lender shall be under no obligation to waive such rights to payment and that such Affected Lender, if it is replaced in accordance with this Section 3.8, shall be entitled to be reimbursed for all breakage losses in connection with such replacement). If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Affected Lender in writing that the Replacement Lender is satisfactory to the Administrative Agent (such consent not being required where the Replacement Lender is an Eligible Assignee), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 9.14, assign, in accordance with Section 12.3, all of its Commitments, Loans, Notes (if any), and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) designated in the replacement notice to such Replacement Lender; provided, however, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender, (B) the purchase price paid by such Replacement Lender shall be in the amount of such Affected Lender's Loans designated in the Replacement Notice, and/or its Percentage of outstanding Reimbursement Obligations, as applicable, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Section 9.14) and including any call premiums, owing to such Affected Lender hereunder and (C) the Borrower shall pay to the Affected Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Affected Lender and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 12.3). If the Administrative Agent fails to notify the Borrower within 30 days of its receipt of such Replacement Notice whether or not such Replacement Lenders is satisfactory, then such Replacement lender shall be deemed satisfactory to the Administrative Agent. Upon the effective date of an assignment described above, the Replacement Lender shall become a "Lender" for all purposes under the Loan Documents. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender's interests hereunder in the circumstances contemplated by this Section.

ARTICLE IV

COLLATERAL

        4.1    Security.    To secure full and complete payment and performance of the Obligations of the Borrower to the Lenders, the Borrower will cause the appropriate Person to execute and deliver to the Administrative Agent the following documents and instruments:

          4.1.1    Mortgages.    Mortgages executed by the Borrower or any Subsidiary, if any, granting to the Administrative Agent for the benefit of the Lenders and the Issuer a first and prior Lien, subject to Permitted Liens, covering no less than 90% of the PV10 Value of (i) the Proved Reserve portion of the Oil and Gas Properties of the Borrower included in the most recent Reserve Report and (ii) the Probable Reserve portion and Possible Reserve portion of the Oil and Gas Properties included in the most recent Probable and Possible Report delivered to the Administrative Agent which are expected to be drilled over the ensuing two year period, and (c) all related equipment, contracts, accounts, licenses and other property, both real and personal and on the Borrower's options to lease, the Borrower's seismic options, permits, records related to such Properties and proprietary seismic data, whether now owned or hereafter acquired, subject only to Permitted Liens.

          4.1.2    Pledge and Security Agreements; UCC filings.    (i) Pledge and Security Agreements executed by the Borrower or any Subsidiary, if any, granting to the Administrative Agent for the benefit of the Lenders and the Issuer a first and prior Lien, subject to Permitted Liens, on personal property of the Borrower or such Subsidiary, respectively, and (ii) Uniform Commercial Code Financing Statements (Form UCC 1) and such evidence of filing or arrangements for filing as may be acceptable to the Administrative Agent, naming Borrower or such Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed or to be under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to such Pledge and Security Agreement.

          4.1.3    Form.    All Security Documents delivered or to be delivered under this Agreement shall be in form and substance satisfactory to the Administrative Agent and its counsel and shall be supported by such legal opinions either delivered pursuant to Section 5.2.7 or substantially similar to the legal opinion delivered pursuant to Section 5.2.7.

          4.1.4    Priority of Liens.    All Liens to be created by delivery of the documents referred to in this Section shall be first and prior perfected Liens in favor of the Administrative Agent for the benefit of the Lenders and the Issuer, subject only to Permitted Liens.

        4.2    Financing Statements.    The Administrative Agent is authorized to complete and file financing statements in any state or other jurisdiction to perfect the security interests granted by the Loan Documents.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

The obligation of each Lender and the Issuer to make Credit Extensions shall be subject to the satisfaction of each of the following conditions:

        5.1    All Credit Extensions.    In the case of each Credit Extensions hereunder:

          5.1.1 timely receipt by the Administrative Agent of a Notice of Borrowing or Issuance Request, as the case may be, and other items required to be included therewith;

          5.1.2 the fact that, immediately before such requested Credit Extension, no Default shall have occurred and be continuing and that the making of any such Credit Extension will not cause a Default, including, for clarification, the fact that the making of such Credit Extension shall not cause, nor with the passage of time be expected to cause, a breach of the financial covenants included in 7.15.3, 7.15.4, or 7.15.5 as of the time of such Credit Extension;

          5.1.3 the fact that the representations and warranties of the Borrower contained in this Agreement (except any representations made as of a specified date) and the other Loan Documents shall be true on and as of the date of such Credit Extension;

          5.1.4 each request for a Credit Extension shall be deemed to be a representation and warranty by the Borrower on the date of such request, as to the facts specified in Sections 5.1.2 and 5.1.3;

          5.1.5 the fact that each condition specified in Section 5.2 was satisfied at the time of the initial Credit Extension hereunder or has been satisfied subsequent thereto or has been waived in writing by the Required Lenders; and

        5.2    Initial Credit Extension.    In the case of the initial Credit Extension:

          5.2.1 receipt by the Administrative Agent of the following:

            (i)    copies of the Certificate of Incorporation, and all amendments thereto, of the Borrower and each Guarantor, accompanied by a certificate that such copies are correct and complete, issued by the Secretary of State of the state of incorporation or formation of the Borrower and each Guarantor dated a current date;

            (ii)   copies of the Bylaws, and all amendments thereto, of the Borrower and each Guarantor, accompanied by a certificate that such copies are correct and complete of an authorized representative of the Borrower and each Guarantor dated the Effective Date;

            (iii)  certificates of the appropriate Governmental Authority of each jurisdiction in which the Borrower and each Guarantor has an executive office or principal place of business, the Borrower or such Guarantor was formed or in which any Collateral is located (if the Borrower or any Guarantor is required to qualify to do business in such state), each dated a current date, to the effect that the Borrower and each Guarantor is in good standing with respect to the payment of franchise and/or other Taxes and, if required by law, is duly qualified to transact business in such jurisdiction;

            (iv)  certificates of incumbencies and signatures of all officers of the Borrower and each Guarantor who will be authorized to execute or attest any of the Loan Documents on behalf of the Borrower or a Guarantor, executed by an authorized representative of the Borrower or such Guarantor, dated the Effective Date;

            (v)   copies of resolutions approving the Loan Documents and authorizing the transactions contemplated therein, duly adopted by the Board of Directors of the Borrower and each Guarantor, accompanied by a certificate of an authorized representative of the Borrower and each Guarantor that such copies are true and correct copies of resolutions duly adopted at the meeting of, or by the unanimous written consent of, the Board of Directors (or authorized body serving a similar function) of the Borrower and each Guarantor, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified or revoked in any respect, and are in full force and effect as of the Effective Date;

          5.2.2 receipt by the Administrative Agent of the documents, instruments and any deliveries described in Section 4.1, each duly executed and delivered by the appropriate Person;

          5.2.3 receipt by the Administrative Agent of such title reports as the Administrative Agent may reasonably request, in form and substance and from attorneys or other Persons reasonably acceptable to the Administrative Agent, covering and confirming indefeasible title in the Borrower to no less than 90% of the PV10 Value of the Proved Reserve portion of the Oil and Gas Properties of the Borrower included in the Initial Reserve Report and such other documentation and information reasonably required by the Administrative Agent to satisfy the Administrative Agent of the status of the title of such portion of the Collateral;

          5.2.4 receipt by the Administrative Agent of the results of searches of the UCC records of the state in which the Borrower and each Guarantor was organized and of each state in which any Collateral is situated reflecting no Liens on the Collateral except Liens in favor of the Administrative Agent and Permitted Liens;

          5.2.5 receipt by the Administrative Agent of (i) satisfactory proof of the Borrower's termination of the Existing Credit Facility and any obligations of the Borrower or the lenders thereunder in connection therewith on the Effective Date and (ii) reasonably satisfactory evidence that prior Liens, if any, on any of the Oil and Gas Properties other than Permitted Liens are being released concurrently with the Closing;

          5.2.6 receipt by the Administrative Agent of the opinions of counsel to the Borrower and each Guarantor in form and substance reasonably satisfactory to the Administrative Agent and its counsel, including the opinions of local counsel in each jurisdiction in which the Mortgages are to be recorded. The Borrower and each Guarantor hereby requests such counsel to deliver its opinions to the Administrative Agent;

          5.2.7 receipt by the Administrative Agent of certificates of insurance acceptable to Administrative Agent from the Borrower's insurance broker, confirming insurance for the Borrower and each Subsidiary as of the Effective Date meeting the standards of Section 7.4.1(iv) together with a certificate from the Borrower's insurance broker stating that such policies are in full force and effect and that all premiums then due and payable have been paid together with a certificate from a Responsible Officer of the Borrower certifying that all insurance required by this Agreement is in full force and effect and in the required coverage amounts;

          5.2.8 receipt of evidence reasonably satisfactory to the Administrative Agent that Acceptable Hedging Agreements satisfactory to the Administrative Agent are in place on the Effective Date;

          5.2.9 receipt by the Administrative Agent of the Borrower's September 30, 2006 pro forma balance sheet certified as being true and correct by the Borrower's president or chief financial officer as accurately showing the financial position of the Borrower and its Subsidiaries as of that date;

          5.2.10 receipt by the Administrative Agent of satisfactory environmental reports in form and substance satisfactory to the Administrative Agent in its sole discretion regarding the environmental status of the Borrower's Properties;

          5.2.11 receipt by the Administrative Agent of a certificate of the president or chief financial officer of the Borrower certifying that there are no past due bills for improvements or services to the Borrower's or any Subsidiary's Properties that could give rise to mechanic's or materialman's liens or any similar Lien except to the extent such bills are being contested in good faith and for which adequate reserves have been made;

          5.2.12 receipt by the Administrative Agent of the Borrower's Financial Forecast titled "Budget 6-30-06" dated 8/15/2006;

          5.2.13 receipt by the Administrative Agent of any instruments, documents or additional information as reasonably requested by the Administrative Agent.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

        The Borrower hereby represents and warrants to the Administrative Agent, any other Agent, each Lender and the Issuer as follows:

        6.1    Existence and Power.    The Borrower and each Subsidiary:

          6.1.1 is a Person, duly organized, validly existing and in good standing under the laws of the state of its organization;

          6.1.2 has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for such licenses, authorizations, consents and approvals the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect;

          6.1.3 is duly qualified to transact business as a foreign entity in each jurisdiction where the nature of its business requires the same, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; and

          6.1.4 owns, both beneficially and of record, all of its assets reflected in its financial statements delivered to the Lenders, except for certain assets covered by conveyancing documents delivered to the Borrower which have not been recorded in the applicable county records and which, in the aggregate, are not of material value.

        6.2    Corporate and Governmental Authorization; Contravention.    The execution, delivery and performance by the Borrower and each Subsidiary of this Agreement and the other Loan Documents are within the Borrower's or such Subsidiary's organizational power, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Governmental Authority

(except that the perfection of Liens created by certain of the Security Documents may require the filing of financing statements, mortgages or similar instruments in the appropriate recordation offices), and do not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, the Margin Regulations) or any agreement creating or governing the Borrower or such Subsidiary or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or such Subsidiary or result in the creation or imposition of any Lien on any Property of the Borrower or such Subsidiary, except Liens securing the Obligations.

        6.3    Binding Effect.    This Agreement and each other Loan Document to which it is a party, including, without limitation, any and all Security Documents when executed and delivered in accordance with this Agreement, is a valid and binding agreement of the Borrower and/or a Guarantor, respectively, enforceable against the Borrower and/or such Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

        6.4    Subsidiaries.    The Borrower has no Subsidiaries as of the Effective Date.

        6.5    Disclosure.    No document, certificate or statement delivered to the Administrative Agent by or on behalf of the Borrower or any Subsidiary in connection with the transactions contemplated hereby contains any untrue statement of a material fact as of the date of such delivery. All information heretofore furnished by or on behalf of the Borrower to the Administrative Agent, the Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of the Borrower to the Administrative Agent, the Issuer or any Lender will be, as of the date of delivery thereof, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Administrative Agent and each Lender in writing any and all facts known to the Borrower's management (except facts of general public knowledge) which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee) the business, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries or the ability of the Borrower and its Subsidiaries to perform their obligations under this Agreement and the other Loan Documents.

        6.6    Financial Information.

          6.6.1 As of the Effective Date, the financial information of the Borrower delivered to the Administrative Agent, the Issuer and each Lender in connection with the request for this credit facility fairly present in all material respects, in conformity with GAAP, the financial position of the Borrower and its Subsidiaries, provided that certain information and note disclosures normally included with annual financial statements may be condensed or omitted provided that the disclosures made are adequate to make the information presented not misleading and, provided further that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.

          6.6.2 except that certain information and note disclosures normally included with annual financial statements may be condensed or omitted provided that the disclosures made are adequate to make the information presented not misleading.

          6.6.3 Except as disclosed in writing by the Borrower to the Administrative Agent prior to the execution and delivery of this Agreement, since December 31, 2005, there has been no Material Adverse Effect with respect to the Borrower.

        6.7    Litigation.    Except as set forth on Schedule 6.7 hereto, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary before any Governmental Authority or arbitrator which could reasonably be expected to have a Material Adverse Effect or which reasonably could in any material manner draw into question the validity of this Agreement or any other Loan Documents.

        6.8    ERISA Plans.    Neither the Borrower nor any ERISA Affiliate of the Borrower currently sponsors, maintains or contributes to or has at any time sponsored, maintained or contributed to any Plan or any Multiemployer Plan.

        6.9    Taxes and Filing of Tax Returns.

          6.9.1 The Borrower and its Subsidiaries have filed or properly extended all returns required to have been filed or extended with respect to Taxes and has paid all Taxes shown to be due and payable by it on such returns, including interest and penalties, and all other Taxes which are payable by it, to the extent the same have become due and payable (unless, with respect to such other Taxes, the criteria set forth in Section 7.5 are being met). The Borrower does not know of any proposed assessment of Taxes of a material amount against it or any of its Subsidiaries and all liabilities for Taxes of the Borrower and its Subsidiaries are adequately provided for.

          6.9.2 The Borrower does not intend to treat the Loans as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4).

        6.10    Title to Properties; Liens; Environmental Liability.

          6.10.1 The Borrower and its Subsidiaries have good and indefeasible title to all Property evaluated in the most recent Reserve Report, including, with respect to the Effective Date, the Initial Reserve Report, (except for Permitted Liens). The Borrower and its Subsidiaries have good and indefeasible title to the Property included in the most recent Probable and Possible Report provided by Borrower, including, with respect to the Effective Date, the Initial Probable and Possible Report (except for Permitted Liens and except for variations which, in the aggregate would not have a Material Adverse Effect). All Property of the Borrower and its Subsidiaries is free and clear of all Liens other than Permitted Liens. The interests and properties described on Schedule 6.10 constitute substantially all of the fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, owned by the Borrower and its Subsidiaries as of the date of this Agreement. Upon the recordation of the Security Documents in the appropriate recordation offices, the Liens covering the Collateral will be valid, enforceable, first and prior, perfected Liens in favor of the Administrative Agent for the benefit of the Lenders and the Issuer, subject only to Permitted Liens. Except as set forth in Schedule 6.10, after giving full effect to the Permitted Liens, the Borrower and its Subsidiaries owns the net interests in production attributable to the Oil and Gas Properties reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report and Probable and Possible Report is true and correct in all material respects as of the date thereof.

          6.10.2 Neither the Borrower nor any of its Subsidiaries has (i) received notice or otherwise learned of any Environmental Liability which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect arising in connection with (a) any non-compliance with or violation of the requirements of any Environmental Law or (b) the release or threatened release of any Hazardous Substance or constituent, or other substance into the environment in violation of Environmental Law, or (ii) received written notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance or constituent into the environment for which the Borrower or any Subsidiary is or may be liable which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          6.10.3 Except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower or any of its Subsidiaries from, affecting, or related to any Property of the Borrower or any of its Subsidiaries or adjacent to any Property of the Borrower or any of its Subsidiaries has occurred which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          6.10.4 The rights, Mortgaged Properties and other assets currently owned, leased or licensed by the Borrower and its Subsidiaries, including, without limitation, all easements and rights of way, include all rights, Oil and Gas Properties and Properties necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as their business has been conducted prior to the Effective Date.

        6.11    Business; Compliance.    The Borrower and each of its Subsidiaries have performed and abided by all obligations required to be performed by it under any license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any of its Property is bound except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

        6.12    Licenses, Permits, Etc.    The Borrower and each of its Subsidiaries possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities as are necessary to carry on its business as now being conducted and to own its Properties except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

        6.13    Compliance with Law.    The business and operations of the Borrower and each of its Subsidiaries have been and are being conducted in accordance with all applicable laws, rules and regulations of all Governmental Authorities, other than violations which could not reasonably be expected to (either individually or collectively) have a Material Adverse Effect.

        6.14    Investment Company Act.    Neither the Borrower nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        6.15    Refunds; Certain Contracts.

          6.15.1 No orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Federal Bureau of Land Management in Wyoming, the Federal Bureau of Land Management in Montana or any other Governmental Authority exist which could result in the Borrower or any of its Subsidiaries being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Collateral.

          6.15.2 Neither the Borrower nor any of its Subsidiaries (i) is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Collateral at some future date without receiving full payment therefor within 90 days of delivery, and (ii) has produced gas, in any material amount, subject to, and neither the Borrower nor any of the Collateral is subject to, balancing rights of underproduced third parties.

        6.16    No Default.    No Default has occurred which is continuing, and the receipt by the Borrower of the initial Advance will not cause a Default to exist.

ARTICLE VII

COVENANTS

        So long as the Lenders are required to make Credit Extensions hereunder or any Obligations remain outstanding, the Borrower will duly perform and observe or cause each of its Subsidiaries to perform and observe each and all of the covenants and agreements hereinafter set forth:

        7.1    Use of Proceeds.

          7.1.1 The Borrower will use the proceeds of the Loans and Letters of Credit for its general corporate purposes to include seismic acquisition for acreage currently owned, drilling, completing and equipping wells and paying related operating expenses, to acquire and to develop treating, transportation, and gathering infrastructure, to pay transaction expenses and to acquire additional acreage and seismic on acreage not currently owned within the limits defined in Section 7.8.2.

          7.1.2 The Borrower will not, directly or indirectly, use any of the proceeds of the Loans for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C. F. R. 221, as amended), or any "security that is publicly-held" within the meaning of Regulation T of such Board of Governors (12 C.F.R. 220, as amended), or otherwise take or permit any action which would involve a violation of such Regulation U, Regulation T or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Board of Governors. The Loans are not secured, directly or indirectly, in whole or in part, by collateral that includes any "margin stock" within the meaning of Regulation U. The Borrower will not and will not permit any of its Subsidiaries to engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of such Regulation U.

        7.2    Financial Statements; Reserve Reports; Compliance Certificates; Certain Notice; Additional Information.    The Borrower will furnish to the Administrative Agent:

          7.2.1 (i)    as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, copies of the consolidated and consolidating statements of assets and liabilities of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year, and copies of the related statements of revenues and expenses, operations, contingent liabilities, changes in stockholders' equity and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP; which financial statements shall be audited by a firm of independent certified public accountants selected by the Borrower and reasonably acceptable to the Administrative Agent and accompanied by the unqualified opinion of such accountants.

            (ii)   on or before the 45th day after the last day of each fiscal quarter of the Borrower, a copy of (a) the unaudited consolidated and consolidating statements of assets and liabilities of the Borrower and its Consolidated Subsidiaries as at the close of such quarter and from the beginning of such fiscal year to the end of such quarter and (b) the related statements of revenues and expenses, operations, contingent liabilities, changes in stockholders' equity and cash flows for the quarter just ended and for that portion of the year ending on such last day, all in reasonable detail and prepared on a basis consistent with the financial statements previously delivered by the Borrower under this Section 7.2.1.

            (iii)  simultaneously with the delivery of each set of financial statements pursuant to the preceding clauses of this Section, a Compliance Certificate of the Borrower.

            (iv)  within 30 days after each filing thereof by the Borrower and each of its Consolidated Subsidiaries with any Governmental Authority, complete copies of the federal and state income tax returns so filed.

          7.2.2 (i)    within 45 days following the last day of each month end prior to July 2008, and thereafter, within 45 days of the last day of each June and December, production reports for the previous one or six month time period, as applicable, as of such last day in form and substance satisfactory to the Administrative Agent in its reasonable judgment, prepared by the Borrower containing data concerning production volumes, revenues and lease operating expenses for the Oil and Gas Properties of the Borrower and its Subsidiaries and such other information with respect thereto as the Administrative Agent may reasonably request.

            (ii)   within 15 days following each request by the Administrative Agent (but no more frequently than once every month), a report setting forth all accounts receivable and accounts payable of the Borrower and its Subsidiaries as of the date specified by the Administrative Agent, such report to show the age of such accounts and such other information as the Administrative Agent shall reasonably request.

            (iii)  Reserve Reports, Probable and Possible Reports and Financial Forecasts shall be delivered pursuant to the schedule set forth in Sections 2.8.2 and 2.8.3.

            (iv)  simultaneously with the delivery of any reports under above clauses of Section 7.2.2, an Officer's Certificate from the Borrower certifying that such reports are true, accurate and complete in all material respects for the periods covered in such report. In addition, with the delivery of the Reserve Reports pursuant to Section 7.2.2(iii), the Officer's Certificate shall certify that (i) the Borrower and its Subsidiaries have good and indefeasible title to (A) the Oil and Gas Properties evaluated in such Reserve Report and (B) the Properties included in the Probable and Possible Report provided by Borrower contemporaneously with the Reserve Report (in this Section, collectively called the "Covered Properties"), (ii) the Covered Properties are free of all Liens except for Permitted Liens or except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report (other than those permitted by the Security Documents) that would require Borrower or such Subsidiary to deliver hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iii) none of the Covered Properties has been sold since the date of such Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of such properties sold and in such detail as reasonably required by the Administrative Agent, (iv) set forth on a schedule attached to such Officer's Certificate is the present discounted value of all Covered Properties (delineated by classification: Proved Developed Producing Reserves, Proved Developed Non Producing Reserves, Proved Undeveloped Reserves, Probable Reserves, and Possible Reserves) that are part of the Oil and Gas Properties that are encumbered by the Mortgages (the "Mortgaged Properties"), and (v) that Borrower is in compliance with Section 7.4.1(ii).

            (v)   In connection with the delivery of any Probable and Possible Report pursuant to Section 2.8.2, but in no event later than May 15th of each calendar year, an Officer's Certificate from the Borrower certifying that (i) Borrower is in compliance with Section 7.4.1(iii) as of such date, (ii) set forth on a schedule attached to such certificate is a list of Oil and Gas Properties (and their present discounted value) which the Borrower or any of its Subsidiaries granted a Lien since the preceding May 15th in favor of the Administrative Agent for the benefit of the Lenders and the Issuer in order to comply with Section 7.4.1(iii), (iii) set forth on a schedule attached to such certificate is a listing of all Oil and Gas Properties (and their present discounted value) included in the most recent Probable and

    Possible Report and Financial Forecast delivered to the Administrative Agent which are expected to be drilled over the ensuing two (2) year period as of the date of such Probable and Possible Report and Financial Forecast and a statement as to whether such Oil and Gas Properties are covered by a Lien in favor of the Administrative Agent for the benefit of the Lenders and the Issuer, and (iv) set forth on a schedule attached to such certificate is a listing of all Oil and Gas Properties (and their present discounted value) included in the most recent Probable and Possible Report and Financial Forecast delivered to the Administrative Agent and a statement as to whether such Oil and Gas Properties are covered by a Lien in favor of the Administrative Agent for the benefit of the Lenders and the Issuer.

            (vi)  concurrently with any delivery of financial statements under Section 7.2.1(i), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 7.4, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

          7.2.3 (i)    within 10 days after any Responsible Representative of the Borrower becomes aware of the occurrence of any condition or event which constitutes a Default, an Officer's Certificate of the Borrower specifying the nature of such condition or event, the period of existence thereof, what action the Borrower and its Subsidiaries has taken or is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied.

            (ii)   if and when the Borrower (a) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (b) receives notice of complete or partial withdrawal liability under Title IV of ERISA, which liability could reasonably be expected to result in a Material Adverse Effect on the Borrower, a copy of such notice; or (c) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice.

            (iii)  (A) the filing or commencement of, or the threat in writing of, any action, suit, investigation, inquiry, arbitration or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower, any Subsidiary thereof or any of their Properties; (B) any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders); (C) any demand or lawsuit by any landowner or other third party threatened in writing against the Borrower, any Subsidiary thereof or any of their Properties in connection with any Environmental Laws (excluding routine testing and corrective action) that, in the case of each of clauses (A) through (C) of this subsection, if adversely determined, could reasonably be expected to result in liability in excess of five percent (5%) of the then effective Borrowing Base.

            (iv)  within 10 days following the Borrower's learning of any litigation or other event or circumstance which could reasonably be expected to result in a Material Adverse Effect, notice thereof.

            (v)   within 10 days after the occurrence thereof, notice of any Change of Control Event.

            (vi)  At least three (3) days prior to any asset sale permitted pursuant to Section 7.9.2(v), notice of such asset sale.

            (vii) prompt written notice (and in any event within thirty (30) days prior thereto) of any change (i) in the Borrower or any Guarantor's corporate name or in the ownership of its Properties, (ii) in the location of the Borrower or any Guarantor's chief executive office or principal place of business, (iii) in the Borrower or any Guarantor's identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Borrower or any Guarantor's jurisdiction of organization or such Person's organizational identification number in such jurisdiction of organization, and (v) in the Borrower or any Guarantor's federal taxpayer identification number;

            (viii) (a) concurrently with any delivery of financial statements under Section 7.2.1(ii), a certificate of an Authorized Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such Fiscal Year, a true and complete list of all Hedging Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 1.1, any margin required or supplied under any credit support document, and the counterparty to each such agreement and (b) within five (5) days after any execution of any new Hedging Agreements or any assignment, termination or unwinding of any existing Hedging Agreements, notice thereof to the Administrative Agent, which notice shall be in form and substance and with details reasonably acceptable to the Administrative Agent.

            (ix)  promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any Subsidiary.

          7.2.4 with reasonable promptness, such other information relating directly or indirectly to the financial condition, business or Properties of the Borrower or any of its Subsidiaries as from time to time may reasonably be requested by the Administrative Agent.

        7.3    Inspection of Properties and Books.    Each of the Borrower and each Subsidiary will permit any officer, employee or agent of the Administrative Agent to visit and inspect any of its Properties of the Borrower or any of its Subsidiaries, to examine its books of account (and to make copies thereof and take extracts therefrom (a) at the expense of the Administrative Agent or (b) at the expense of the Borrower, if a Default has occurred and is continuing on the date of such visit, inspection or examination) and to discuss its affairs, finances and accounts (including transactions, agreements and other relations with any shareholders) with, and to be advised as to the same by, its officers and independent public accountants, all upon reasonable notice and at such reasonable times and intervals as the Administrative Agent may desire.

        7.4    Maintenance of Security; Insurance; Operating Accounts; Transfer Orders.

          7.4.1 (i)    The Borrower shall execute and deliver, or cause the appropriate Person to execute and deliver, to the Administrative Agent for the benefit of the Lenders all Mortgages, Pledge and Security Agreements and Guaranties and such other documents and instruments (including division and transfer orders), and supplements and amendments thereto, and take such other actions as the Administrative Agent reasonably deems necessary or desirable in order to (a) maintain as valid, enforceable, first-priority, perfected Liens (subject only to the Permitted Liens), all Liens granted to secure the Obligations or (b) monitor or control the proceeds therefrom. The Borrower authorizes the Administrative Agent to complete and file, from time to time, financing statements naming the Borrower or any of its Subsidiaries as debtor to perfect Liens granted by the Borrower or any of its Subsidiaries to the Administrative Agent.

            (ii)   The Borrower and each of its Subsidiaries shall maintain, or cause to be in effect at all times, first and prior Liens, subject only to Permitted Liens, in favor of the Administrative Agent for the benefit of the Lenders and the Issuer by instruments properly recorded in the applicable jurisdictions covering no less than 90% of the PV10 Value of the Proved Reserve portion of the Oil and Gas Properties of the Borrower and its Subsidiaries included in the most recent Reserve Report, and all related equipment, contracts, accounts, licenses and other property, both real and personal and on the Borrower's and its Subsidiaries' options to lease, seismic options, permits, records related to such Properties and seismic data, whether now owned or hereafter acquired. Unless otherwise notified by the Administrative Agent, the Borrower shall use the values in the Reserve Report to determine whether it is in compliance with this covenant.

            (iii)  The Borrower and each of its Subsidiaries shall endeavor to cause to be in effect upon the delivery of any Probable and Possible Report pursuant to Section 2.8.2, but in no event later than May 15th of each calendar year, first and prior Liens, subject only to Permitted Liens, in favor of the Administrative Agent for the benefit of the Lenders and the Issuer by instruments properly recorded in the applicable jurisdictions covering no less than 90% of the PV10 Value of the Probable Reserve portion and Possible Reserve portion of the Oil and Gas Properties included in the most recent Probable and Possible Report and Financial Forecast delivered to the Administrative Agent in connection with the annual scheduled determination of the Borrowing Base as set forth in Section 2.8.2 which are expected to be drilled over the ensuing two (2) year period as of the date of such Probable and Possible Report and Financial Forecast, and all related equipment, contracts, accounts, licenses and other property, both real and personal and on the Borrower's and its Subsidiaries' options to lease, seismic options, permits, records related to such Properties and seismic data, whether now owned or hereafter acquired. The values in the most recent Probable and Possible Report and the Financial Forecast shall be used to determine whether Borrower is in compliance with this Section.

            (iv)  The Borrower and each of its Subsidiaries will at all times maintain or cause to be maintained with financially sound and reputable insurance companies insurance covering such risks as are customarily carried by businesses similarly situated, but in no event shall maintain insurance coverage which is materially less beneficial to the Borrower or such Subsidiary than the insurance described on Schedule 7.4 hereto. The Administrative Agent, on behalf of the Lenders, will be named as loss payee and additional insured, as appropriate, with respect to such insurance and the Borrower and each of its Subsidiaries agree, and agree to request that any issuer of such insurance policies agree, that all proceeds of such insurance in any respect payable to the Borrower or such Subsidiary shall be paid to the Administrative Agent, on behalf of the Lenders. Borrower will furnish to the Administrative Agent, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

          7.4.2 The Borrower shall and shall cause its Subsidiaries to upon request of the Administrative Agent, execute such transfer orders, letters-in-lieu of transfer orders or division orders as the Administrative Agent reasonably may from time to time request in respect of the Collateral to effect a transfer and delivery to the Administrative Agent for the benefit of the Lenders and the Issuer of the proceeds of production attributable to the Collateral.

        7.5    Payment of Taxes and Claims.    The Borrower will and will cause its Subsidiaries pay (i) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (ii) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien (other than a Permitted Lien) on any of its assets; provided, however, that no payment of such Taxes or claims shall be required if (a) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted, (b) the Borrower shall have set aside on its books reserves (segregated to the extent required by GAAP) reasonably deemed by it to be adequate with respect thereto, and (c) if material, the Borrower has notified the Administrative Agent of such circumstances, in detail reasonably satisfactory to the Administrative Agent.

        7.6    Payment of Debt; Additional Debt; Payment of Accounts.

          7.6.1 Each of the Borrower and each Subsidiary will (i) pay, renew or extend or cause to be paid, renewed or extended the principal of, and the prepayment charge, if any, and interest on all Material Debt heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable unless such payment is prohibited by the Loan Documents or would cause a Default hereunder; (ii) faithfully perform, observe and discharge all unwaived covenants, conditions and obligations imposed on it by any instrument evidencing such Debt or by any indenture or other agreement securing such Debt or pursuant to which such Debt is issued unless such performance, observance or discharge would cause a Default hereunder; and (iii) not permit the occurrence of any act or omission which would constitute a material default under any such instrument, indenture or agreement.

          7.6.2 Neither the Borrower nor any Subsidiary will create, incur or suffer to exist any Debt, except without duplication (i) Debt to the Lenders under this Agreement and (ii) Permitted Debt.

          7.6.3 Each of the Borrower and each Subsidiary shall pay all of its trade and other accounts payable within 90 days after the invoice date therefor, unless such payables are being contested in good faith by appropriate proceedings.

        7.7    Negative Pledge.    Neither the Borrower nor any Subsidiary will create, suffer to exist or otherwise allow any Liens to be on or otherwise to affect any of its Property whether now owned or hereafter acquired, except Permitted Liens.

        7.8    Loans and Advances to Others; Investments; Restricted Payments.

          7.8.1 Neither the Borrower nor any Subsidiary will make or suffer to exist any loan, advance or extension of credit to any Person except (i) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and which are payable in accordance with customary trade terms, (ii) Permitted Investments and (iii) advances to employees of the Borrower or such Subsidiary for payment of expenses in the ordinary course of business.

          7.8.2 Neither the Borrower nor any Subsidiary will make any capital contribution to or to acquire any Investment in, or to purchase or agree to purchase any interest in, any Person; provided that the foregoing restriction will not prohibit (i) any transaction permitted by clauses (i) and (ii) of Section 7.8.1, (ii) the purchase or acquisition of producing Oil and Gas Properties, (iii) the purchase or acquisition of developed non-producing or undeveloped acreage with a cumulative purchase price not to exceed $5,000,000 in the aggregate for any twelve (12) month period unless acquired with equity raised subsequent to the Effective Date, or (iv) Investments received by the Borrower or any Subsidiary in connection with workouts with, or bankruptcy, insolvency or other similar proceedings with respect to, customers, working interest owners, other industry partners or any other Person.

          7.8.3 The Borrower will not, directly or indirectly, make any Restricted Payment.

        7.9    Consolidation, Merger, Maintenance, Change of Control; Disposition of Property; Restrictive Agreements; Hedging Agreements; Modification of Organizational Documents.

          7.9.1 Neither the Borrower nor any Subsidiary will (i) consolidate or merge with or into any other Person (other than the merger of any Subsidiary into the Borrower where the Borrower is the surviving Person), (ii) sell, lease or otherwise transfer all or substantially all of its Property to any other Person, (iii) terminate, or fail to maintain, its existence as a corporation in its state of incorporation or (iv) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the nature of its business requires the same (except where the failure to maintain its good standing or qualification could not reasonably be expected to have a Material Adverse Effect).

          7.9.2 Neither the Borrower nor any Subsidiary will sell or otherwise transfer all or any portion of the Collateral, any Property having Collateral Value, or any of its other Property without the prior written consent of the Required Lenders, which consent, with respect to Property not having Collateral Value, shall not be unreasonably withheld, conditioned or delayed by any Lender or the Administrative Agent, except for (i) sales of oil and gas after severance in the ordinary course of business, provided that no contract for the sale of hydrocarbons shall obligate the Borrower or any Subsidiary to deliver hydrocarbons produced from any of the Collateral at some future date without receiving full payment therefor within 90 days of delivery, (ii) the sale or other disposition of its personal Property destroyed, worn out, damaged, or having only salvage value or no longer used or useful in the business of the Borrower or any Subsidiary, (iii) dispositions of claims against customers, working interests owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect of such Person thereto not affecting Collateral, (iv) the assignment, or participation or farm-out, to a non-Affiliate of any working interest in Oil and Gas Properties not constituting Collateral that have no Proved Reserves, in the ordinary course of business, on customary terms and in arms' length transactions, (v) sales in arms' length transactions of Proved Reserves, Possible Reserves or Probable Reserves in which the aggregate net sales proceeds do not exceed 10% of the then effective Borrowing Base between scheduled Borrowing Base redeterminations; provided, however, that any such aggregate asset sales of Proved Reserves between scheduled Borrowing Base redeterminations in excess of 5% of the then effective Borrowing Base shall immediately reduce the Borrowing Base on a dollar-for-dollar basis (based on the proved value of such Proved Reserves in the most recent Borrowing Base determination) and any resulting Borrowing Base Deficiency shall be immediately cured by the Borrower, or (vi) the abandonment of Oil and Gas Properties not constituting Collateral that are not capable of producing hydrocarbons in paying quantities after expiration of their primary terms. Any consent by the Required Lenders to the sale of Collateral or other Property of the Borrower or any Subsidiary may include a requirement (to be treated as a Borrower requested determination) that a new Borrowing Base be determined under Section 2.8.1 and that the proceeds of such sale plus such additional amounts as the Required Lenders deem necessary to avoid the occurrence of a Borrowing Base Deficiency be applied to the Obligations. In the event of any disposition of Property permitted under this Section 7.9.2, the Administrative Agent is authorized on behalf of the Lenders to release and shall promptly release any Liens in favor of the Administrative Agent for the benefit of the Lenders or any other Persons covering such Property upon the written request from an authorized representative of the Borrower which specifically identifies the subject Property and certifies that such disposition complies with the terms of this Section.

          7.9.3 Neither the Borrower nor any Subsidiary will be or become party to or bound by any agreement (including, without limitation, any undertaking in connection with the incurrence of Debt or issuance of securities) which imposes any limitation on the disposition of the Collateral more restrictive than those set forth above or which in any way would be contravened by the Borrower's or any Subsidiary's performance of its obligations hereunder or under the other Loan Documents or which contains any negative pledge on all or any portion of the Borrower's or any Subsidiary's Property (except in favor of the Lenders).

          7.9.4 (i)    The Borrower will not enter into any Hedging Agreement, other than Acceptable Hedging Agreements. No Subsidiary shall enter into any Hedging Agreements.

            (ii)   The Borrower will not cause or permit any Commodity Hedging Agreement now existing or hereafter entered into by the Borrower to be amended or modified in any material respect or terminated prior to its stated expiration date or liquidated without the prior written consent of the Required Lenders, which consent will not be unreasonably withheld, or as required to remain in compliance with clause (i) preceding.

          7.9.5 The Borrower will promptly, and in any event within ten (10) days of the occurrence, deliver notice to the Administrative Agent of any amendment or other modification to the certificate of incorporation, bylaws or other organizational documents of the Borrower or any Subsidiary in any material or in any respect which could be adverse to the interests of the Administrative Agent, the Lenders or the Issuer.

        7.10    Primary Business; Location of Borrower's Office; Ownership of Assets.

          7.10.1 The primary business of the Borrower and each Subsidiary shall be and remain the oil and gas exploration, development, production, transportation and gathering business and the operation of oil and gas properties.

          7.10.2 The location of the Borrower's principal place of business and executive office shall remain at the address for the Borrower set forth on the signature page hereof, unless at least 10 days prior to any change in such address the Borrower provides the Administrative Agent with written notice of such pending change.

          7.10.3 Except as a result of sales, transfers or other dispositions permitted hereunder, the Borrower and its Consolidated Subsidiaries will at all times own, both beneficially and of record, all real property comprising Oil and Gas Properties reflected in its financial statements delivered to the Administrative Agent from time to time, subject only to Permitted Liens.

        7.11    Operation of Properties and Equipment; Compliance with and Maintenance of Contracts; Duties as Non-Operator.

          7.11.1 (i)    The Borrower and each Subsidiary shall maintain, develop and operate its Oil and Gas Properties in a good and workmanlike manner and will observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Properties so long as such oil and gas leases are capable of producing hydrocarbons in commercial quantities, to the extent that the failure to so observe and comply could reasonably be expected to have a Material Adverse Effect.

            (ii)   The Borrower and each Subsidiary shall not resign as the named operator for each well in which it now or hereafter owns an interest if it is the operator thereof on the date hereof or becomes the operator thereof subsequent hereto.

            (iii)  The Borrower and each Subsidiary shall at all times, maintain, preserve and keep all operating equipment used or useful with respect to the Oil and Gas Properties of the Borrower or the Subsidiaries in proper repair, working order and condition, ordinary wear and tear excepted, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained, ordinary wear and tear excepted, provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of the Borrower or the Subsidiaries.

            (iv)  The risk profile of the drilling program of the Borrower and each Subsidiary shall not materially deviate from the risk profile of the Proposed Drilling Budget (except to the extent that Borrower is unable to do so as a result of matters beyond the control of Borrower such as unavailability of rigs, weather, drilling conditions or other matters beyond the control of Borrower).

          7.11.2 The Borrower and each Subsidiary shall comply in all material respects with all agreements applicable to or relating to its Oil and Gas Properties or the production and sale of hydrocarbons therefrom and all applicable proration and conservation laws of the jurisdictions in which such Properties are located, to the extent that the failure to so comply with such laws or agreements could reasonably be expected to have a Material Adverse Effect.

          7.11.3 With respect to the Oil and Gas Properties referred to in this Section which are operated by operators other than the Borrower or a Subsidiary, the Borrower shall not be obligated itself to perform any undertakings contemplated by the covenants and agreements contained in this Section which are performable only by such operators and are beyond the control of the Borrower, but the Borrower shall use reasonable efforts to cause such operators to perform such undertakings.

          7.11.4 Neither the Borrower nor any Subsidiary will amend, alter or change in any respect which could reasonably be expected to result in a Material Adverse Effect any agreements relating to the operations or business arrangements of the Borrower or any Subsidiary, including, without limitation, any agreements relating to the compression, gathering, sale or transportation of oil and gas.

        7.12    Transactions with Affiliates.    Neither the Borrower nor any Subsidiary will engage in any transaction with an Affiliate unless such transaction is at least as favorable to the Borrower or such Subsidiary as could be obtained in an arm's length transaction with an unaffiliated third party.

        7.13    Plans.    The Borrower will not assume or otherwise become subject to an obligation to contribute to or maintain any Plan or Multiemployer Plan or acquire any Person which has at any time had an obligation to contribute to or maintain any Plan or Multiemployer Plan.

        7.14    Compliance with Laws and Documents.    Neither the Borrower nor any Subsidiary will, directly or indirectly, violate the provisions of any laws, its certificate of incorporation or bylaws or any of its Material Agreements, if such violation, alone or when combined with all other such violations, could reasonably be expected to have or does have a Material Adverse Effect.

        7.15    Certain Financial Covenants.

          7.15.1    Quarterly EBITDA to Cash Interest Expense.    The Borrower will not permit the ratio of EBITDA to cash Interest Expense to be less than 3.00 to 1.00, determined as of the end of each calendar quarter of the Borrower ending on or after December 31, 2006.

          7.15.2    Current Ratio.    The Borrower will not permit the ratio of its Current Assets to its Current Liabilities to be less than 1.00 to 1.00, determined as of the end of each fiscal quarter of the Borrower ending on or after December 31, 2006.

Notwithstanding the foregoing, during such times that the Borrower is required to deliver financial information to the Lenders in accordance with generally accepted accounting principles, neither Current Assets nor Current Liabilities shall include the amount of or any liabilities respecting any non-cash items (including with respect to Hedging Agreements) as a result of the application of Financial Accounting Standards Board Statement Nos. 133, 137, 138 and 143 and any subsequent amendments thereto (provided that, for the avoidance of doubt, the calculation of consolidated current assets shall include any current assets in respect of the termination of any Hedging Agreement).

          7.15.3    Total Debt to Annualized EBITDA.    The Borrower will not permit the ratio of Total Debt to Annualized EBITDA to be greater than 3.0 to 1.0.

          7.15.4    Total Senior Debt to Annualized EBITDA.    The Borrower will not permit the ratio of Total Senior Debt to Annualized EBITDA to be greater than 3.0 to 1.0 as of the last day of each calendar quarter ended prior to and including June 30, 2007 and 2.00 to 1.0 as of the last day of each calendar quarter of the Borrower thereafter.

          7.15.5    Minimum Total Proved PV10 to Total Debt.    The Borrower will not permit the ratio of its Total Proved PV10 Value to Total Debt (less any Debt permitted by Clause (x) of the definition of "Permitted Debt") to be less than 1.50 to 1.00 at any time.

        7.16    Tax Shelter.    In the event the Borrower determines to take any action inconsistent with the representation in Section 6.9.2, it will promptly notify the Administrative Agent thereof. Accordingly, if the Borrower so notifies the Administrative Agent, the Borrower acknowledges that the Administrative Agent and the Lenders may treat the Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Administrative Agent and the Lenders will maintain the lists and other records required by such Treasury Regulation.

        7.17    Additional Documents; Quantity of Documents; Title Data; Additional Information.

          7.17.1 The Borrower shall execute and deliver or cause to be executed and delivered such other and further instruments or documents as in the reasonable judgment of the Administrative Agent may be required to cure any defects in the Loan Documents, to further evidence and more fully describe the Collateral, to correct omissions in the Loan Documents or to perfect, protect or preserve any Liens created pursuant to the Loan Documents.

          7.17.2 The Borrower will deliver all certificates, opinions, reports and documents required hereunder in such number of counterparts as the Administrative Agent may reasonably request.

          7.17.3 Promptly, but in any event within 30 days of either (i) the acquisition of any Oil and Gas Properties by the Borrower or any of its Subsidiaries or (ii) the recharacterization of any Oil and Gas Property as a "Proved Reserve", the Borrower shall cause to be delivered to the Administrative Agent any additional or supplemental title opinions, in form and substance and from attorneys reasonably acceptable to the Administrative Agent, or other confirmation of title acceptable to the Administrative Agent, which when considered in connection with all title opinions previously delivered to the Administrative Agent, cover no less than 90% of the PV10 Value of the Proved Reserve portion of the Oil and Gas Properties of the Borrower included in the most recent Reserve Report, as adjusted for any such acquisitions, and promptly, but in any event within 30 days following notice from the Administrative Agent of any defect, material in the opinion of the Administrative Agent, in the title of the mortgagor under any Mortgage to any Oil and Gas Property covered thereby, clear such title defect, and in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Administrative Agent and the Lenders in attempting to do so.

          7.17.4 The Borrower shall furnish to the Administrative Agent, promptly upon the request of the Administrative Agent, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower and its Subsidiaries as the Administrative Agent may from time to time reasonably request.

        7.18    Subsidiaries.

          7.18.1 Neither the Borrower nor any Subsidiary shall form or acquire any Subsidiaries without the prior written consent of the Administrative Agent and the Required Lenders, other than the formation or acquisition by the Borrower of wholly-owned Subsidiaries after compliance with Section 7.19.2.

          7.18.2 Concurrently with the acquisition or formation of any subsidiary which is to be a Subsidiary and prior to the Borrower's advancing or contributing any amounts to or into such Subsidiary, the Borrower shall cause to be delivered to the Administrative Agent for the benefit of the Lenders, (i) the Guaranty of such Subsidiary, (ii) a Pledge and Security Agreement duly executed by the Borrower covering the Equity Interests of such Subsidiary, (iii) stock certificates or other instruments representing all the Equity Interest of such Subsidiary and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates or other instruments, or, if any Equity Interests pledged pursuant to such Pledge and Security Agreement are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent in accordance with the Uniform Commercial Code, (iv) all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1), required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under each Pledge and Security Agreement, (v) UCC Searches, all dated reasonably close to the date of the Pledge and Security Agreement and in form and substance satisfactory to the Administrative Agent, and evidence reasonably satisfactory to the Administrative Agent that any Liens indicated in such UCC Searches are Permitted Liens or have been released, (vi) the corporate resolutions or similar approval documents of such Subsidiary approving the execution and delivery of the Guaranty and the Pledge and Security Agreement and (iii) the legal opinion of Andrews Kurth LLP or other law firm acceptable to the Administrative Agent, opining favorably on the execution, delivery and enforceability of the Guaranty and the Pledge and Security Agreement and otherwise being in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

        7.19    Cure of Title Defects.    With respect to its Properties, the Borrower shall cause to be cured (i) the identified title defects listed in Part I of Schedule 7.19 on or before March 12, 2007, (ii) the identified title defects listed in Part II of Schedule 7.19 on or before May 12, 2007, and (iii) the identified title defects listed in Part III of Schedule 7.19 on or before August 12, 2007, and by each applicable date shall provide the Administrative Agent with reasonable evidence of such title curative.

        7.20    Exceptions to Covenants.    The Borrower and its Subsidiaries shall not be permitted to take any action which is permitted by any of the covenants contained in this Agreement if such action is in breach of any other covenant contained in this Agreement.

        7.21    G&A.    The Borrower and its Subsidiaries shall not incur gross general and administrative expenses in any calendar quarter in excess of the lesser of (i) the amount of (A) the estimate of general and administrative expenses included in the most recent Financial Forecast provided with the most recent Reserve Report multiplied by (B) 120% and (ii) $2,500,000.

ARTICLE VIII

DEFAULTS; REMEDIES

        8.1    Events of Default; Acceleration of Maturity.    If any one or more of the following events (each an "Event of Default") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Authority or otherwise):

          8.1.1 (a)    the Borrower shall fail to pay, when due, any principal of any Loan; or

            (b)   the Borrower shall fail to pay when due, any interest on any Loan, if such failure shall continue unremedied for a period of three (3) days after notice thereof is given to the Borrower; or

            (c)   the Borrower shall fail to pay, when due, any amounts necessary to reimburse the Issuer for a draw under a Letter of Credit; or

            (d)   the Borrower shall fail to pay when due, any fees or other amounts payable hereunder and not covered by clauses (a), (b) or (c) above, if such failure shall continue unremedied for a period of ten (10) days after notice thereof is given to the Borrower; or

          8.1.2 the Borrower or any Subsidiary shall fail to observe or perform any covenant or agreement contained in Sections 7.1, 7.6.2, 7.7, 7.8, 7.9, 7.15 or 7.19; or

          8.1.3 the Borrower or any other Person (other than the Administrative Agent or any Lender or the Issuer) shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Loan Documents (other than those covered by Sections 8.1.1 or 8.1.2), for a period of 30 days after written notice specifying such default has been given to the Borrower by the Administrative Agent; or

          8.1.4 the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate or other action to authorize any of the foregoing; or

          8.1.5 an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

          8.1.6 the Borrower shall fail to observe the covenant contained in Section 7.13 and such failure could reasonably be expected to have in a Material Adverse Effect; or

          8.1.7 the Borrower or any Subsidiary (i) shall default in the payment of any of any Material Debt (other than the Loans or the Reimbursement Obligations) and such default shall continue beyond any applicable cure period or (ii) any other event or condition occurs which results in the acceleration of a Material Debt or which with the passage of time or giving of notice would permit the holder thereof to accelerate a Material Debt of the Borrower or any Subsidiary; or

          8.1.8 one or more judgments or orders for the payment of money aggregating in excess of $500,000 shall be rendered against the Borrower or any Subsidiary which is not covered by insurance as to which the insurer has acknowledged full coverage therefor (subject to customary deductibles) and coverage of which such insurer is not disputing and such judgment or order (i) shall continue unsatisfied or unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of 30 days, or (ii) is not fully paid and satisfied at least 10 days prior to the date on which any of its Property may be lawfully sold to satisfy such judgment or order; or

          8.1.9 any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Borrower in this Agreement or by the Borrower or any other Person in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any respect when made; or

          8.1.10 any material license, franchise, permit, or authorization issued to the Borrower or any of its Subsidiaries by any Governmental Authority, the loss of which could reasonably be expected to result in a Material Adverse Effect, is forfeited, revoked, or not renewed; or any proceeding with respect to such forfeiture or revocation is instituted and is not resolved or dismissed within one year of the date of the publication of the order instituting such proceeding; or a default shall occur under any Material Agreement, other than this Agreement, to which the Borrower or any of its Subsidiaries is a party or by which any of its Property is bound which could reasonably be expected to have a Material Adverse Effect; or

          8.1.11 a Change of Control Event shall occur;

then, and in every such event, the Administrative Agent shall (i) if requested by any Lender or the Issuer, terminate or suspend the obligations of the Lenders to make Credit Extensions, and (ii) if requested by the Required Lenders, declare the outstanding principal balance of and accrued interest on the Loans and the other Obligations to be, and the same shall thereupon forthwith become, due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and the Borrower shall be obligated to Cash Collateralize all Letter of Credit Exposure in accordance with the terms of Section 2.6.4; provided that in the case of any of the Events of Default specified in Sections 8.1.4 and 8.1.5 with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders or the Issuer, (1) the agreement of each Lender to make Credit Extensions hereunder shall terminate and (2) the Loans and the other Obligations (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and the Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Exposure. The Administrative Agent agrees to give prompt written notice to the Borrower of any remedial actions taken pursuant to Section 8.1.

        8.2    Suits for Enforcement.    In case any one or more of the Events of Default specified in Section 8.1 shall have occurred and be continuing, the Administrative Agent may proceed to protect and enforce its rights and the rights of the Lenders and the Issuer either by suit in equity or by action of law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents or in aid of the exercise of any power granted in this Agreement or the other Loan Documents.

        8.3    Remedies Cumulative.    No remedy herein conferred upon the Administrative Agent, the Issuer or the Lenders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

        8.4    Remedies Not Waived.    No course of dealing and no delay in exercising any rights under this Agreement or under the other Loan Documents shall operate as a waiver of any rights hereunder or thereunder of the Administrative Agent, the Issuer or the Lenders.

ARTICLE IX

MISCELLANEOUS

        9.1    Amendments and Waivers.    Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent or the Issuer are affected thereby, by the Administrative Agent or the Issuer, as the case may be); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the Commitments of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or other Obligation, or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan, or any fees hereunder or (iv) postpone the scheduled termination of any Commitment, (v) change the amount or the percentage of the Commitments, the definition of "Required Lenders", or the percentage of Lenders which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (vi) amend this Section 9.1 or (vii) effect a release of Collateral other than to facilitate the provisions of Section 7.9.2. Delivery of an executed counterpart of such written instrument by telecopy or other electronic means shall be effective delivery of a manually executed counterpart of such written instrument.

        9.2    Highest Lawful Interest Rate.    Regardless of any provision contained in any of the Loan Documents, the Lenders shall never be entitled to receive, collect, or apply as interest on all or any part of the Loans or other Obligations, any amount in excess of the Highest Lawful Rate in effect from day to day, and, in the event any Lender ever receives, collects, or applies as interest any such excess, such amount which would be deemed excessive interest on the Loans shall be deemed a partial prepayment of the principal of the Loans and treated hereunder as such; and, if the entire principal amount of the Loans and other Obligations owed to Lenders is paid in full, any remaining excess shall be repaid to the Borrower. In determining whether the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate in effect from day to day, the Borrower and the Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Loans so that the interest rate is uniform throughout the entire term of the Loans; provided that, if the interest received by the Lenders for the actual period of existence thereof exceeds the Highest Lawful Rate in effect from day to day, the Lenders shall apply or refund to the Borrower the amount of such excess as provided in this Section, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate in effect from day to day.

        9.3    INDEMNITY.

          9.3.1 WHETHER OR NOT ANY CREDIT EXTENSIONS ARE EVER FUNDED AND IN ADDITION TO ANY OTHER INDEMNIFICATIONS HEREIN OR IN ANY OTHER LOAN DOCUMENTS, THE BORROWER AGREES TO INDEMNIFY AND DEFEND AND HOLD HARMLESS ON A CURRENT BASIS THE INDEMNIFIED PARTIES, FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS, INTEREST, CHARGES, COUNSEL FEES AND OTHER EXPENSES AND PENALTIES OF ANY KIND WHICH ANY OF THE INDEMNIFIED PARTIES MAY SUSTAIN OR INCUR IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING (WHETHER OR NOT THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ISSUER SHALL BE DESIGNATED A PARTY THERETO) OR OTHERWISE BY REASON OF OR ARISING OUT OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND/OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE INDEMNIFICATION PROVISIONS IN THIS SECTION SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED ON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW, OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT), AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR OF ANY OTHER INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION OR ON ANY OTHER INDEMNIFIED PARTY,

  BUT SHALL NOT APPLY TO ANY LIABILITIES, LOSSES, DAMAGES, COSTS, INTEREST, CHARGES, FEES, EXPENSES OR PENALTIES ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY SEEKING INDEMNIFICATION UNDER THIS SECTION; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY IN CASH FROM THE BORROWER AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF, AND PROVIDED THAT SUCH INDEMNITY SHALL NOT EXTEND TO ANY CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISING FROM THE ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTY SUBSEQUENT TO ANY INDEMNIFIED PARTY BECOMING THE OWNER OF SUCH PROPERTY.

          9.3.2 Any amount to be paid under Section 9.3 to the Administrative Agent or any other Agent, the Issuer or any of the Lenders shall be a demand obligation owing by the Borrower and if not paid within fifteen Business Days of demand shall bear interest from the date of expenditure by such Agent, the Issuer or the Lenders, as the case may be, until paid at a per annum rate equal to the Default Rate. The obligations of the Borrower under Section 9.3 shall survive payment of the Obligations and the assignment of any right hereunder.

        9.4    Expenses.

          9.4.1 Whether or not any one or more of the Credit Extensions are ever funded, the Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including, without limitation, fees and disbursements of one (1) primary outside counsel and any necessary local counsel for the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents (including, without limitation, the furnishing of any written or oral opinions or advice incident to this transaction) and, if appropriate, the recordation of the Loan Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder), and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent, including, without limitation, fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors, consultants, engineers and other Persons incurred in connection therewith (including, without limitation, the supervision, maintenance or disposition of the Collateral) and investigative expenses incurred by the Administrative Agent in connection therewith, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Administrative Agent and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Lenders, and (d) fees and expenses incurred in connection with the participation by the Administrative Agent as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, together with interest at the per annum interest rate equal to the Default Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount beginning fifteen (15) Business Days from the date of written notification to Borrower that the same was expended, advanced, or incurred by the Administrative Agent until the date it is repaid to the Administrative Agent, with the obligations under Section 9.4 surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian, or liquidator of the Borrower appointed in any such case.

          9.4.2 THE BORROWER SHALL INDEMNIFY EACH LENDER AND THE ISSUER AGAINST ANY TRANSFER TAXES, DOCUMENTARY TAXES, ASSESSMENTS OR

  CHARGES MADE BY ANY GOVERNMENTAL AUTHORITY BY REASON OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

          9.4.3 Any amount to be paid under Section 9.4 to any Lender or the Issuer shall be a demand obligation owing by the Borrower and if not paid within fifteen (15) Business Days of demand shall bear interest from the date of expenditure by the Lender or the Issuer until paid at a per annum rate equal to the Default Rate. The obligations of the Borrower under Section 9.4 shall survive payment of the Obligations and the assignment of any right hereunder.

        9.5    Taxes.    The Borrower will, to the extent it may lawfully do so, pay all Taxes (including interest and penalties but expressly excluding federal or state income taxes) which may be payable in respect of the execution and delivery of this Agreement or the other Loan Documents, or in respect of any amendment of or waiver under or with respect to the foregoing, and will save each Lender and the Issuer harmless on a current basis against any loss or liability resulting from nonpayment or delay in payment of any such Taxes (as limited above). The obligations of the Borrower under this Section shall survive the payment of the Obligations and the assignment of any right hereunder.

        9.6    Survival.    All representations, warranties and covenants made by or on behalf of the Borrower or any Subsidiary in this Agreement or the other Loan Documents herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Documents shall be considered to have been relied upon by the Administrative Agent and the Lenders and the Issuer and shall survive the delivery to the Administrative Agent and the Lenders and the Issuer of such Loan Documents or the extension of the Loans (or any part thereof or letters of credit), regardless of any investigation made by or on behalf of the Administrative Agent or any other Agent or the Issuer or the Lenders.

        9.7    Applicable Law; Venue; Waiver of Jury Trial.

          9.7.1 THIS AGREEMENT HAS BEEN NEGOTIATED, IS BEING EXECUTED AND DELIVERED, AND WILL BE PERFORMED IN WHOLE OR IN PART, IN THE STATE OF NEW YORK, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT THE LAWS OF ANY JURISDICTION WHERE COLLATERAL IS LOCATED REQUIRE APPLICATION OF SUCH LAWS WITH RESPECT TO SUCH COLLATERAL.

          9.7.2 ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY OTHER AGENT, THE LENDERS, THE ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 13.1. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR

  HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

          9.7.3 THE BORROWER, THE ADMINISTRATIVE AGENT, ANY OTHER AGENT, THE ISSUER AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE ISSUER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT'S, EACH OTHER AGENT'S, EACH LENDER'S AND THE ISSUER'S ENTERING INTO THIS AGREEMENT.

        9.8    Subsidiaries.    Provisions of this Agreement referring to Subsidiaries shall only be effective at such times as Borrower has one or more Subsidiaries.

        9.9    Invalid Provisions, Severability.    If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof or thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions hereof and thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement or the other Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

        9.10    ENVIRONMENTAL INDEMNIFICATION.    THE BORROWER SHALL INDEMNIFY, DEFEND AND HOLD THE ADMINISTRATIVE AGENT, EACH OTHER AGENT AND EACH LENDER AND THE ISSUER AND EACH OF THEIR SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT OR THE LENDERS OR THE ISSUER UNDER ANY SECURITY DOCUMENT (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS ON A CURRENT BASIS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) (THE "CLAIMS"), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER OR ANY OF ITS SUBSIDIARIES, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER OR ANY OF ITS SUBSIDIARIES, WHETHER PRIOR TO

OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER, ANY SUBSIDIARY, OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY (BUT EXCLUDING INDEMNIFIED PARTIES), IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER ANY PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER, OR (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, INCLUDING ANY OF THE FOREGOING IN THIS SECTION ARISING FROM THE SOLE NEGLIGENCE, COMPARATIVE NEGLIGENCE OR CONCURRENT NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON ANY OF THE INDEMNIFIED PARTIES, BUT NOT ANY OF THE FOREGOING IN THIS SECTION ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY SEEKING INDEMNIFICATION UNDER THIS SECTION. THE FOREGOING INDEMNITY SHALL SURVIVE THE SATISFACTION OF ALL OBLIGATIONS, THE TERMINATION OF THIS AGREEMENT AND ANY TRANSFER OF THE PROPERTY OF ANY OBLIGOR OR ITS SUBSIDIARIES BY FORECLOSURE OR BY A DEED IN LIEU OF FORECLOSURE FOR ANY LENDER'S ENVIRONMENTAL LIABILITY, REGARDLESS OF WHETHER CAUSED BY, OR WITHIN THE CONTROL OF, SUCH OBLIGOR OR SUCH SUBSIDIARY UNLESS, AFTER SUCH FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, SUCH AGENT OR LENDER HAS CAUSED SUCH ENVIRONMENTAL LIABILITY AND FURTHER EXCLUDING CLAIMS THAT RESULT FROM ACTIONS TAKEN BY A PERSON (OTHER THAN THE BORROWER OR ANY AFFILIATES OF THE BORROWER) AFTER SUCH FORECLOSURE OR DEED IN LIEU THEREOF.

        9.11    Communications Via Internet.    The Borrower hereby authorizes the Administrative Agent and each other Agent, the Issuer and each Lender and their respective counsel, engineers and advisors to communicate and transfer documents and other information (including, without limitation, confidential information) concerning this transaction or the Borrower and the Property or the business affairs of the Borrower via the Internet or other electronic communication without regard to the lack of security of such communications.

        9.12    USA Patriot Act Notice.    The Issuer and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Issuer and such Lender to identify the Borrower in accordance with the Act. The Borrower and each Subsidiary agrees promptly to comply with each such request.

        The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public side" Lenders (i.e., Lenders that do not wish to receive material non public information with respect to the Borrower or their securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials (other than SEC Reports) that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof, (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or their securities for purposes of United States Federal and state securities laws; (y) all SEC Reports and all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent shall be entitled to treat any Borrower Materials (other than SEC Reports) that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." The Borrower shall be in compliance with all requirements to deliver information under this Agreement if they have made such information available to the Administrative Agent and, to the extent required, Lenders other than Public Lenders, and the failure of Public Lenders to receive information made available to other Lenders shall not result in any breach of this Agreement.

        9.13    EXCULPATION PROVISIONS.    EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

        9.14    Increased Cost and Reduced Return.

          9.14.1 If on or after the date hereof, in the case of any Credit Extension or any obligation to make any Credit Extension, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any other Agent, any Lender or the Issuer (or its Lending Installation) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Administrative Agent or any other Agent, any Lender or the Issuer (or its Lending Installation) and the result of any of the foregoing is to reduce the amount of any sum received or receivable by the Administrative Agent or any other Agent, Issuer or Lender (or its

  Lending Installation) under this Agreement with respect thereto, by an amount reasonably deemed by the Administrative Agent or any other Agent, Issuer or Lender to be material, then, within 15 days after demand by the Administrative Agent or any other Agent, Issuer or Lender (with a copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent or any other Agent, Issuer or Lender such additional amount or amounts as will compensate the Administrative Agent or any other Agent, Issuer or Lender for such increased cost or reduction.

          9.14.2 If the Administrative Agent or any other Agent, the Issuer or any Lender shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Administrative Agent or any other Agent, the Issuer or any Lender as a consequence of the Administrative Agent's, any other Agent's, Issuer's or Lender's obligations hereunder to a level below that which the Administrative Agent or any other Agent, the Issuer or any Lender could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Administrative Agent or any other Agent, the Issuer or any Lender to be material, then from time to time, within 15 days after demand by the Administrative Agent or any other Agent, the Issuer or any Lender (with a copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent or any other Agent, the Issuer or any Lender such additional amount or amounts as will compensate the Administrative Agent or any other Agent, the Issuer or any Lender for such reduction.

          9.14.3 Each Lender, the Administrative Agent or any other Agent, and Issuer will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle the Administrative Agent or any other Agent, Issuer or Lender to compensation pursuant to this Section and will designate a different Lending Installation if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the Administrative Agent or any other Agent, Issuer or Lender, as the case may be, be otherwise disadvantageous to the Administrative Agent or any other Agent, issuer or Lender. A certificate of the Administrative Agent or any other Agent, Issuer or Lender, as the case may be, claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or any other Agent, Issuer or Lender, as the case may be, may use any reasonable averaging and attribution methods.

        9.15    Taxes.

          9.15.1 For the purpose of Section 9.15, the following terms have the following meanings:

        "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any other Loan Document, and all penalties and interest with respect thereto, excluding (i) in the case of each Lender, the Issuer and the Administrative Agent or any other Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Issuer, Lender or the Administrative Agent or any other Agent (as the case may be) is organized or in which its principal executive office is located, in which its Lending Installation is located or in which it would be subject to tax due to some connection other than that created by this Agreement and (ii) in the case of each Lender, any United States withholding tax at the time such Lender first becomes a party to this Agreement.

        "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies and all penalties and interest with respect thereto, which arise from the making of any payment pursuant to this Agreement or under any other Loan Document or from the execution or delivery of this Agreement or any other Loan Document.

          9.15.2 Any and all payments by the Borrower to or for the account of any Lender, the Issuer or the Administrative Agent hereunder or under any other Loan Document shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under Section 9.13) such Issuer, Lender or the Administrative Agent or any other Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

          9.15.3 The Borrower agrees to indemnify each Lender, the Administrative Agent, any other Agent, and the Issuer for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes on amounts payable under this Section) paid by such Issuer, Lender or the Administrative Agent or any other Agent (as the case may be). This indemnification shall be paid within 15 days after such Issuer, Lender or the Administrative Agent or any other Agent (as the case may be) makes appropriate demand therefor.

          9.15.4 At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8 ECI or W-8 IMY or W-8 EXP or such other form as may be applicable and allowable under the Internal Revenue Code and the regulations thereunder (collectively, a "Withholding Form"), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Withholding Form further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such Withholding Forms inapplicable or which would prevent such Lender from duly completing and delivering any such Withholding Form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          9.15.5 For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate form pursuant to Section 9.15.4 (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided which renders all such Withholding Forms inapplicable or which would prevent such Lender from duly completing and delivering any such Withholding Form with respect to it), such Lender shall not be entitled to indemnification under Section 9.15.2 or 9.15.3 with respect to Taxes imposed by the United States; provided that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps (at the expense of such Lender) as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          9.15.6 If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to Section 9.15, then such Lender will change the jurisdiction of its Lending Installation if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender in its sole judgment.

ARTICLE X

AGENTS AND ISSUER

        10.1    Appointment.    The Royal Bank of Scotland plc is hereby appointed Administrative Agent and Issuer hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the Administrative Agent of such Lender. The Administrative Agent or any other Agent agree to act as such upon the express conditions contained in this Article X. The Administrative Agent or any other Agent and the Issuer shall have no fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document.

        10.2    Powers of the Agents and Issuer.    The Administrative Agent and any other Agents and the Issuer shall have and may exercise such powers under the Loan Documents as are specifically delegated to them by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent and any other Agents and the Issuer shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by them.

        10.3    General Immunity.    Neither the Issuer nor the Administrative Agent or any other Agent nor any Lender nor any of their directors, officers, agents or employees shall be liable to the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith (INCLUDING ANY OF THE FOREGOING ARISING FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR SUCH OTHER AGENT, THE ISSUER OR SUCH DIRECTORS, OFFICERS, ADMINISTRATIVE AGENTS OR EMPLOYEES), unless such action or omission arises from the gross negligence or willful misconduct of the Administrative Agent, such other Agent, the Issuer or such directors, officers, agents or employees.

        10.4    No Responsibility for Loans, Recitals, etc.    Neither the Issuer nor the Administrative Agent or any other Agent nor any Lender nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by the Borrower to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article V; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

        10.5    Action on Instructions of Lenders.    The Issuer and the Administrative Agent and any other Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Issuer, the Administrative Agent and any other Agents shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

        10.6    Employment of Agents and Counsel.    The Issuer, the Administrative Agent and any other Agent may execute any of their respective duties hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be responsible to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Issuer, the Administrative Agent and any other Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

        10.7    Reliance on Documents, Counsel.    The Issuer, the Administrative Agent and any other Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, electronic transmission, facsimile, e-mail, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

        10.8    Reimbursement and Indemnification of Agents and Issuer.    The Lenders agree to REIMBURSE and INDEMNIFY the Administrative Agent, each other Agent and the Issuer on a current basis ratably in proportion to their Percentage Shares (i) for any amounts not reimbursed by the Borrower for which such Agent or Issuer is entitled to reimbursement by the Borrower under the Loan Documents, and (ii) for any other expenses incurred by such Agent or Issuer on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents. The Lenders also agree to REIMBURSE and INDEMNIFY the Administrative Agent, each other Agent and the Issuer on a current basis ratably in proportion to their Percentage Shares for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent or Issuer in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents (INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING ARISING OUT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF SUCH AGENT OR ISSUER), provided that no Lender shall be liable to such Agent or Issuer for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Agent or Issuer. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Credit Agreement.

        10.9    Rights as a Lender.    The Administrative Agent, each other Agent and the Issuer shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not an Agent or Issuer, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include each Agent and the Issuer in its individual capacity. The Administrative Agent, each other Agent and the Issuer and each other Lender may accept deposits from, lend money or otherwise extend credit to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates unless the Borrower or such Affiliate is specifically restricted hereunder. Neither the Administrative Agent or any other Agent, in its individual capacity, nor the Issuer is obligated to remain a Lender hereunder.

        10.10    Lender Credit Decision.    Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Agent, the Issuer or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent, the Issuer or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

        10.11    Successor Agent.    The Administrative Agent and any other Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the remaining Lenders by majority in interest shall have the right to appoint, with the approval of the Borrower if no default then exists hereunder, which approval will not be unreasonably withheld or delayed, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If any Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of such Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of any Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents.

        10.12    Applicable Parties.    The provisions of this Article are solely for the benefit of the Administrative Agent, any other Agents, the Issuer and the Lenders, and, except with respect to the appointment of a successor Agent or Issuer, the Borrower shall not have any rights as a third party beneficiary or otherwise under any of the provisions of this Article. In performing functions and duties hereunder and under the other Loan Documents, each of the Administrative Agent, any other Agent and the Issuer shall each act solely as the contractual agent of the Lenders and does not assume, nor shall either of them be deemed to have assumed, any obligation or relationship of trust or agency with or for the Borrower or any legal representative, successor, and assign of the Borrower.

ARTICLE XI

SETOFF; RATABLE TREATMENTS

        11.1    Setoff.    In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Debt at any time held or owing by any Lender or any Affiliate thereof to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations, whether or not the Obligations, or any part hereof, shall then be due. Each Lender or Affiliate thereof making such an offset and application shall give the Borrower and the other Lenders written notice of such offset and application promptly after effecting it.

        11.2    Ratable Treatments; Adjustments.

          (a)   Except to the extent otherwise expressly provided herein, (i) each Advance pursuant to this Agreement shall be made from the Lenders pro rata in accordance with their respective Commitments, (ii) each payment by the Borrower of fees payable to the Lenders shall be made for the account of the Lenders pro rata in accordance with their Percentage Shares, (iii) each payment of principal of Loans shall be made for the account of the Lenders pro rata in accordance with the principal balances of their Loans, (iv) each payment of interest on the Loans shall be made for the account of the Lenders pro rata in accordance with their respective shares of the aggregate amount of interest due and payable to the Lenders under the Loans, and (v) each payment in respect of Letter of Credit Exposure shall be made for the account of the Lenders pro rata in accordance with their Percentage Shares.

          (b)   The Administrative Agent shall distribute all payments with respect to the Obligations to the Lenders or the Issuer promptly upon receipt in like funds as received. In the event that any payments made hereunder by the Borrower at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied (i) first, to fees and expenses due pursuant to the terms of this Agreement or any other Loan Document, (ii) second, to accrued interest, (iii) third, to the principal of the Loans, and (iv) last, to any other Obligations.

          (c)   If any Lender (for purposes of this Section, a "Benefited Lender") shall at any time receive any payment of all or part of its portion of the Obligations, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1.4 or Section 8.1.5, or otherwise) in an amount greater than such Lender was entitled to receive pursuant to the terms hereof, such Benefited Lender shall purchase for cash from the other Lenders such portion of the Obligations of such other Lenders, or shall provide such other Lenders with the benefits of any such Collateral or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds with each of the Lenders according to the terms hereof. If all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded and the purchase price and benefits returned by such Lender, to the extent of such recovery, but without interest. The Borrower agrees that each such Lender so purchasing a portion of the Obligations of another Lender may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. If any Lender ever receives, by voluntary payment, exercise of rights of set-off or banker's lien, counterclaim, cross-action or otherwise, any funds of the Borrower to be applied to the Obligations, or receives any proceeds by realization on or with respect to any Collateral, all such funds and proceeds shall be forwarded immediately to the Administrative Agent for distribution in accordance with the terms of this Agreement.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

        12.1    Successors and Assigns.    The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, any other Agents, the Issuer and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have any right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section 12.1, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Note, if any, to a Federal Reserve Bank or an Affiliate of a Lender or an Approved Fund; provided, however, that no such assignment shall release the assigning Lender from its obligations hereunder. The Administrative Agent may treat the assignor as the owner thereof for all purposes hereof unless and until such assignee complies with Section 12.3 in the case of an assignment thereof. Any assignee by executing an Assignment and Assumption agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and amount of the Revolving Credit Loans and LC disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent clearly demonstrable error, and the Borrower and each of the Administrative Agent, the Issuer and each Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender or any of the Agents or the Issuer, at any reasonable time and from time to time upon reasonable prior notice.

        12.2    Participations; Voting Rights; Setoffs by Participants.

          12.2.1 Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan or Letter of Credit owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Loan for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2 Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Letter of Credit or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of Collateral, if any, securing any such Loan.

          12.2.3 The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, and each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

        12.3    Assignments; Effective Date.

          12.3.1 Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents by completing and executing an Assignment and Assumption. The consent of the Borrower and the Administrative Agent, which consents shall not be unreasonably withheld or delayed, shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund; except that, (a) if a Default has occurred and is continuing or (b) during the primary syndication period, the consent of the Borrower shall not be required. Each such assignment shall (unless it is to a Lender or an Affiliate thereof, or each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

          12.3.2 Upon (i) execution of such Assignment and Assumption by the Administrative Agent or, in circumstances where the consent of the Administrative Agent is not required, the delivery to the Administrative Agent of the Assignment and Assumption, fully completed and executed, and (ii) payment of a $3,500 processing fee to the Administrative Agent for its sole account for processing such Assignment and Assumption, such Assignment and Assumption shall become effective on the effective date specified in such Assignment and Assumption. The Assignment and Assumption shall contain a representation by the Purchaser to the effect that none of the consideration used to purchase of the Commitment and Loans and the participation in the Letters of Credit under the applicable Assignment and Assumption are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such Assignment and Assumption, such Purchaser shall for all purposes be a Lender party to this Credit Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if requested, make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser reflecting such assignment.

        12.4    Dissemination of Information.    The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and the Subsidiaries.

        12.5    Tax Treatment.    If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 9.15.4.

        12.6    Disclosure of Information.    Notwithstanding any of the other provisions of this Agreement or the other Loan Documents, the Administrative Agent and any other Agents, the Issuer and each Lender (and each employee, representative, or other agent of the Administrative Agent and each such Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent, any other Agents, the Issuer or the Lenders relating to such tax treatment and tax structure; provided that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this authorization shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

ARTICLE XIII

NOTICES

        13.1    Notices.    Except as otherwise specifically permitted herein, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Issuer or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth on the signature pages hereof or in any Assignment and Assumption which has become effective pursuant to Article XII or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received (the receipt thereof shall be deemed to have been acknowledged upon the sending Person's receipt of its facsimile machine's confirmation of successful transmission; provided that if the day on which such facsimile is received in not a Business Day or is after 4:00 p.m. on a Business Day, then the receipt of such facsimile shall be deemed to have been acknowledged on the next following Business Day), (ii) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; except that notices to the Administrative Agent under Article II shall not be effective until received by the Administrative Agent, and except that oral notices to the Borrower of decreases in the Borrowing Base or increases in the amount of the monthly Borrowing Base reductions shall be effective when communicated to the Borrower.

        13.2    Change of Address.    The Borrower, the Administrative Agent, the Issuer and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

        14.1    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall become effective at such time as the counterparts hereof which, when taken together, bear the signature of the Borrower, the Administrative Agent and each Lender, shall be delivered to the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as a delivery of a manually executed counterpart of this Agreement.

        14.2    ENTIRE AGREEMENT.    THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Borrower, the Lenders, the Issuer and the Administrative Agent have executed this Credit Agreement as of the date first above written.

BORROWER:
PINNACLE GAS RESOURCES, INC.
By:	/s/ PETER G. SCHOONMAKER
Name:	Peter G. Schoonmaker
Title:	Chief Executive Officer and President
Address:
1 E. Alger Street Sheridan, Wyoming 82801 Attention: Chief Financial Officer Telephone: (307) 673-9710 Telecopy: (307) 673-9711

ADMINISTRATIVE AGENT:
THE ROYAL BANK OF SCOTLAND plc
By:	/s/ SCOTT L. JOYCE
Name:	Scott L. Joyce
Title:	Vice President
Address:
101 Park Avenue—6th Floor New York, NY 10178 Attention: Luis Montanti Loan Markets Agency Telephone: (212) 401-1402 Telecopy: (212) 401-1478 E-mail: Luis.Montanti@rbos.com
With a copy to:
600 Travis Street, Suite 6500 Houston TX 77002 Attention: Energy Group Telephone: 713-221-2476 Telecopy: 713-221-2428

LENDERS:
THE ROYAL BANK OF SCOTLAND plc, as a Lender
By:	/s/ SCOTT L. JOYCE
Name:	Scott L. Joyce
Title:	Vice President
Address:
101 Park Avenue—6th Floor New York, NY 10178 Attention: Luis Montanti Loan Markets Agency Telephone: (212) 401-1402 Telecopy: (212) 401-1478 E-mail: Luis.Montanti@rbos.com
With a copy to:
600 Travis Street, Suite 6500 Houston TX 77002 Attention: Energy Group Telephone: 713-221-2476 Telecopy: 713-221-2428
Eurodollar Address:
101 Park Avenue—6th Floor New York, NY 10178 Attention: Luis Montanti Loan Markets Agency Telephone: (212) 401-1402 Telecopy: (212) 401-1478 E-mail: Luis.Montanti@rbos.com

SCHEDULE I

COMMITMENTS; PERCENTAGE SHARE; EURODOLLAR OFFICE

Lender	Percentage Share	Commitments
The Royal Bank of Scotland plc	100%	$27,000,000
TOTAL	100%	$27,000,000

EURODOLLAR OFFICES:

The Royal Bank of Scotland plc
101 Park Avenue—6th Floor
New York, NY 10178
Attention:     Luis Montanti
                       Loan Markets Agency
Telephone:    (212) 401-1402
Telecopy:      (212) 401-1478
E-mail: Luis.Montanti@rbos.com

SCHEDULE I—Page 1

EXHIBIT A

[Form of]

ASSIGNMENT AND ASSUMPTION

        This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:
3.	Borrower:
4.	Administrative Agent:	The Royal Bank of Scotland plc, as the administrative agent under the Credit Agreement

EXHIBIT A—Page 1

5.	Credit Agreement:	The Credit Agreement, dated as of February 12, 2007 by and among Pinnacle Gas Resources, Inc., The Royal Bank of Scotland plc, as Administrative Agent and Issuer, and the Lenders signatory thereto
6.	Assigned Interest:
Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Share Assigned of Commitment/Loans(1)

	$	$		%
	$	$		%
	$	$		%

(1)
Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date:                        , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee represents and warrants that none of the consideration used to acquire the interests described above are "plan assets" as defined in ERISA.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:
Name:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:
Name:
Title:

EXHIBIT A—Page 2

[Consented to and](2) Accepted:
THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent
By
Name:
Title:
[Consented to:](3)
[NAME OF RELEVANT PARTY]
By
Name:
Title:

(2)
To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(3)
To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

EXHIBIT A—Page 3

ANNEX 1

[                        ](4)

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

        1.    Representations and Warranties.

          1.1    Assignor.    The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2    Assignee.    The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        2.    Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

        3.    General Provisions.    This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

(4)
Describe Credit Agreement at option of Administrative Agent.

EXHIBIT A—Page 4

EXHIBIT B

[Form of]

COMPLIANCE CERTIFICATE

                        , 200 [      ]

The Royal Bank of Scotland plc, as Administrative Agent
101 Park Avenue—6th Floor
New York, NY 10178
Attention:     Luis Montanti
                       Loan Markets Agency
Telephone:    (212) 401-1402
Telecopy:      (212) 401-1478
E-mail:            Luis.Montanti@rbos.com

    Re:    Credit Agreement, dated as of February 12, 2007, by and among Pinnacle Gas Resources, Inc. (the "Borrower"), The Royal Bank of Scotland plc, as Administrative Agent and Issuer, the Lenders signatory thereto (the "Lenders") and certain other Persons party thereto (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

        Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Representative of the Borrower, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

[1.    To the best of the knowledge of the undersigned, no Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

[1.    To the best of the knowledge of the undersigned, the following Defaults exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

2.    The compliance of the Borrower with certain financial covenants of the Credit Agreement, as of the close of business on                        , is evidenced by the following:

  (a)
  Section 7.15.1: Quarterly EBITDA to Cash Interest Expense Ratio.

Required	Actual
Not less than 3.00 to 1.00	to 1.00
  (b)
  Section 7.15.2: Current Ratio.

Required	Actual
Not less than 1.0 to 1.0	to 1.0
  (c)
  Section 7.15.3: Total Debt to Annualized EBITDA.

Required	Actual
Not greater that 3.0 to 1.0	to 1.0
  (d)
  Section 7.15.4: Total Senior Debt to Annualized EBITDA.

Required	Actual
Not greater that .0 to 1.0	to 1.0

EXHIBIT B—Page 1

  (e)
  Section 7.15.5: Minimum Total Proved PV10 Value to Total Debt.

Required	Actual
Not less than 1.50 to 1.00	to 1.00

3.    The financial statements being delivered to the Administrative Agent concurrently herewith pursuant to the Credit Agreement fairly and accurately reflect the financial condition and results of operation of the Borrower and its Consolidated Subsidiaries on a consolidated basis for the periods and as of the dates set forth therein, subject to year-end adjustments, and the undersigned has reviewed the terms of the Credit Agreement and the other Loan Documents, and has made, or caused to be made under my supervision, a review of the transactions and financial condition of the Borrower during the fiscal period covered by such financial statements.

        Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

Very truly yours,
Name: Title:

EXHIBIT B—Page 2

EXHIBIT C

[Form of]

GUARANTY

(                                                 )

        This GUARANTY (herein so called) dated                        , 200      , is by                        , a                        , (herein referred to as the "Guarantor") in favor of The Royal Bank of Scotland plc, as Administrative Agent for the benefit of the Issuer and the Lenders from time to time parties to the Credit Agreement (hereinafter defined). The capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement (hereinafter defined), unless they are otherwise defined herein.

W I T N E S S E T H:

        WHEREAS, Pinnacle Gas Resources, Inc., a Delaware corporation, (the "Borrower") is indebted to the Lenders; and

        WHEREAS, the Borrower, the Administrative Agent, the Issuer and the Lenders have entered into the Credit Agreement, dated as of February 12, 2007 (such agreement, as the same may have been or be from time to time supplemented or amended, or the terms thereof waived or modified being the "Credit Agreement") (which credit may be evidenced by Notes issued by the Borrower to the Lenders pursuant to the Credit Agreement); and

        WHEREAS, the Administrative Agent, the Issuer and the Lenders are herein sometimes collectively referred to as the "Guaranteed Parties"; and

        WHEREAS, it is a condition precedent to the obligation of the Lenders to permit the Borrower to form or acquire the Guarantor that the Borrower cause the Guarantor to execute and deliver to the Lender this Guaranty; and

        WHEREAS, the board of directors of the Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, the Guarantor;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor agrees as follows:

        1.     The Guarantor, as primary obligor and not as surety, hereby irrevocably and unconditionally guarantees, independently of the Borrower, to the Guaranteed Parties the due and punctual payment when due by the Borrower of all amounts now or hereafter owed by the Borrower to the Guaranteed Parties in connection with the Credit Agreement, including, without limitation, the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents, whether principal, interest or other amounts, including, without limitation, attorneys' fees and costs of collection. The obligations of the Borrower guaranteed hereby and described in the preceding sentence are hereinafter referred to as the "Payment Obligations". The Guarantor, as primary obligor and not as surety, also hereby irrevocably and unconditionally guarantees, independently of the Borrower, to the Guaranteed Parties the complete observance, fulfillment and performance by the Borrower of all the terms and conditions of the Credit Agreement and all other Loan Documents. The obligations of the Borrower guaranteed hereby and described in the immediately preceding sentence are hereinafter referred to as the "Performance Obligations".

        2.     The Guarantor hereby agrees that in the event that the Borrower fails to pay any Payment Obligations or the Borrower fails to perform any Performance Obligations for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar

EXHIBIT C—Page 1

proceedings affecting the status, existence, assets or obligations of the Borrower, or the disaffirmance by the Borrower in any such proceeding of any Loan Document to which the Borrower is a party), the Guarantor will pay such Payment Obligations and perform such Performance Obligations within five (5) days (the "Due Date") following the date on which written demand is made by the Administrative Agent.

        3.     The obligations of the Guarantor hereunder shall not be affected by (i) the genuineness, validity, regularity or enforceability of any of the Borrower's obligations under the Credit Agreement or any other Loan Document or any other document to which the Borrower or any Subsidiary is a party, or (ii) any amendment, waiver or other modification of the Credit Agreement or any other Loan Document or other document given or executed with or without the consent of the Guarantor, or (iii) any priority or preference to which any other obligations of the Borrower may be entitled over the Borrower's obligations under the Credit Agreement or any other Loan Document or other document to which the Borrower is a party, or (iv) the release of any collateral or other guaranty now or hereafter securing the Payment Obligations or the Performance Obligations, or (v) to the fullest extent permitted by applicable law, any other circumstance which might otherwise constitute a legal or equitable defense to or discharge of the obligations of a surety or guarantor. This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if, for any reason, any payment by or on behalf of the Borrower shall be rescinded or must otherwise be restored, whether as a result of proceedings in bankruptcy or reorganization of the Borrower or otherwise, and the Guarantor guarantees, absolutely, irrevocably and unconditionally that all payments made by or on behalf of the Borrower in respect of its obligations under the Credit Agreement and the other Loan Documents will, when made, be final.

        4.     This Guaranty is a continuing guaranty and shall constitute a guaranty of payment and not of collection only. The Guarantor specifically agrees that it shall not be necessary or required, and that the Guarantor shall not be entitled to require, that the Guaranteed Parties (i) file suit or proceed to obtain or assert a claim for personal judgment against the Borrower for the Payment Obligations or the Performance Obligations, or (ii) make any effort at a collection or enforcement of the Payment Obligations or the Performance Obligations from the Borrower, or (iii) foreclose against or seek to realize by suit or other process from any collateral pledged as security for the Payment Obligations or the Performance Obligations, or (iv) file suit or proceed to obtain or assert a claim for personal judgment against any other Person liable for the Payment Obligations or the Performance Obligations, or (v) make any effort at collection or enforcement of the Payment Obligations or the Performance Obligations from any such other Person, or (vi) exercise or assert any other right or remedy to which any of the Guaranteed Parties is or may be entitled in connection with the Payment Obligations or the Performance Obligations or any security or other guaranty therefor, or (vii) assert or file any claim against the assets of the Borrower or any other guarantor or other Person liable for the Payment Obligations or the Performance Obligations, or any part thereof, before or as a condition of enforcing the liability of the Guarantor under this Guaranty or requiring payment of said Payment Obligations or the performance of the Performance Obligations by the Guarantor hereunder, or at any time thereafter.

        5.     The Guarantor waives notice of the acceptance of this Guaranty and of the performance or nonperformance by the Borrower, demand for payment or performance from the Borrower, or any other Person and notice of nonpayment or failure to perform on the part of the Borrower and all demands whatsoever, other than the demand for payment or performance hereunder provided for in paragraph 2 hereof. To the extent allowed by applicable law, the Guarantor expressly waives and relinquishes all rights and remedies now or hereafter accorded by applicable law to guarantors and sureties, including, without limitation, any defense, right of offset or setoff, or other claim which Guarantor may have against the Borrower or any of the Guaranteed Parties or which the Borrower may have against any of the Guaranteed Parties.

EXHIBIT C—Page 2

        6.     No amendment of or supplement to this Guaranty, or waiver or modification of or consent under the terms hereof, shall be effective unless evidenced by an instrument in writing signed by the Guarantor and each of the Guaranteed Parties.

        7.     All payments hereunder shall be made in the currency of the United States of America and at the place and in the manner as provided in the Credit Agreement for payments by the Borrower.

        8.     The Guarantor hereby subordinates any and all claims it may have against the Borrower, including without limitation, all Debt of the Borrower to the Guarantor and any and all claims arising in respect of payments made by the Guarantor pursuant to this Guaranty, whether now existing or hereafter arising, to any and all claims by the Guaranteed Parties for amounts owing from the Borrower to the Guaranteed Parties under the Credit Agreement and the other Loan Documents. The Guarantor further agrees that during the continuance of any Event of Default all payments in respect of any Debt of the Borrower to the Guarantor shall be suspended and deferred, and the Guarantor shall not call, demand or enforce any right to receive such payments, shall thereafter hold any amounts or property received by the Guarantor in respect of any Debt of the Borrower in trust for the benefit of the Guaranteed Parties and shall forthwith deliver to the Guaranteed Parties any such amounts or property, for application to the Obligations. The Guarantor will deliver such further documents as the Administrative Agent may from time to time reasonably request to evidence such subordination.

        9.     Irrespective of any payment or performance by the Guarantor pursuant to this Guaranty, the Guarantor will not be subrogated in place of and to the claims and demands of the Guaranteed Parties or any other Person to whom payment has been made, nor will the Guarantor have any right to participate in any Lien or security now or hereafter held by or on behalf of the Guaranteed Parties until payment in full of all amounts guaranteed hereby and performance of all obligations undertaken herein.

        10.   Any notices or other communications required or permitted to be given herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by facsimile delivered or transmitted, to the party to whom such notice of communication is directed, to the address of such party as follows: (A) Guarantor:                        ; with copies to:                        , (B) Guaranteed Parties: The Royal Bank of Scotland plc, as Administrative Agent, 101 Park Avenue—6th Floor, New York, NY 10178, Attention: Luis Montanti, Loan Markets Agency, Telecopy: (212) 401-1478 with a copy to: 600 Travis, Suite, Suite 6500, Houston TX 77002, Attention: Energy Group. Any notice to be mailed or personally delivered may be mailed or delivered to the principal offices of the party to whom such notice is addressed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is mailed or personally delivered as aforesaid or, if transmitted by facsimile, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this paragraph.

        11.   The Guarantor waives any and all rights and remedies of suretyship. The Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Borrower or any other guarantor of all or any part of the Obligations. The Guarantor expressly waives all notices of any kind, presentment for payment, demand for payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, dishonor, diligence, notice of any amendment of any Loan Document, notice of any adverse change in the financial condition of the Borrower, notice of any adjustment, indulgence, forbearance, or compromise that might be granted or given by the Guaranteed Parties to the Borrower, and notice of acceptance of this Guaranty, acceptance on the part of the Guaranteed Parties being conclusively presumed by the request for this Guaranty and the delivery of this Guaranty to the Administrative Agent.

        12.   This Guaranty is unconditional and unlimited, except that the Guarantor shall be liable under this Agreement with respect to the Payment Obligations only for amounts aggregating up to the largest

EXHIBIT C—Page 3

amount that would not render its guaranty obligation hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law applicable to this Guaranty.

        13.   If this Guaranty is placed in the hands of an attorney for collection or is enforced by suit or through probate or bankruptcy court or through any other judicial proceedings, the Guarantor shall pay to the Administrative Agent an amount equal to the reasonable attorneys' fees and collection costs incurred by the Administrative Agent in the collection or enforcement of this Guaranty.

        14.   The Guarantor agrees to maintain its existence in its state of formation.

        15.   The Guarantor agrees to comply with and be bound by the covenants and agreements in the Credit Agreement concerning the Guarantor.

        16.   INDEMNITY.    THE GUARANTOR AGREES TO INDEMNIFY AND DEFEND AND HOLD HARMLESS ON A CURRENT BASIS THE ADMINISTRATIVE AGENT, EACH OTHER AGENT AND EACH LENDER AND THE ISSUER AND EACH OF THEIR SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT OR THE LENDERS OR THE ISSUER UNDER ANY LOAN DOCUMENT (COLLECTIVELY, THE "INDEMNIFIED PARTIES"), FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS, INTEREST, CHARGES, COUNSEL FEES AND OTHER EXPENSES AND PENALTIES OF ANY KIND WHICH ANY OF THE INDEMNIFIED PARTIES MAY SUSTAIN OR INCUR IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING (WHETHER OR NOT THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ISSUER SHALL BE DESIGNATED A PARTY THERETO) OR OTHERWISE BY REASON OF OR ARISING OUT OF THE EXECUTION AND DELIVERY OF THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS AND/OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE INDEMNIFICATION PROVISIONS IN THIS SECTION SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED ON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW, OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT), AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR OF ANY OTHER INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION OR ON ANY OTHER INDEMNIFIED PARTY, BUT SHALL NOT APPLY TO ANY LIABILITIES, LOSSES, DAMAGES, COSTS, INTEREST, CHARGES, FEES, EXPENSES OR PENALTIES ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY SEEKING INDEMNIFICATION UNDER THIS SECTION; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS GUARANTY UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY IN CASH AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF, AND PROVIDED THAT SUCH INDEMNITY SHALL NOT EXTEND TO ANY CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISING FROM THE ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTY SUBSEQUENT TO ANY INDEMNIFIED PARTY BECOMING THE OWNER OF SUCH PROPERTY.

        17.   JURISDICTION AND VENUE.    ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF

EXHIBIT C—Page 4

CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY OTHER AGENT, THE LENDERS, THE ISSUER, THE BORROWER OR THE GUARANTOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 13.1. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

        18.   WAIVER OF RIGHTS TO JURY TRIAL.    THE GUARANTOR, BY SIGNING BELOW, HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF ANY OF THE GUARANTEED PARTIES IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR PERMITTING THE FORMATION OR ACQUISITION OF THE GUARANTOR BY THE BORROWER.

        19.   This Guaranty (i) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and (ii) shall be binding upon the heirs, personal representatives successors and assigns of the Guarantor and shall inure to the benefit of, and shall be enforceable by, any party entitled to the benefits of this Guaranty, and their respective successors and assigns. The Guarantor may not assign its obligations hereunder.

        20.   This Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of laws.

        21.   THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

EXHIBIT C—Page 5

        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its duly authorized officer as of the date first hereinabove set forth.

[ ]
By:
Name:
Title:

EXHIBIT C—Page 6

EXHIBIT D

[Form of]

ISSUANCE REQUEST

The Royal Bank of Scotland, plc
    as Administrative Agent and Issuer
101 Park Avenue—6th Floor
New York, NY 10178
Attention:     Luis Montanti
                       Loan Markets Agency
Telephone:    (212) 401-1402
Telecopy:      (212) 401-1478
E-mail:            Luis.Montanti@rbos.com

Pinnacle Gas Resources Inc.

Ladies and Gentlemen:

        This Issuance Request is delivered to you pursuant to Section 2.6 of the Credit Agreement, dated as of February 12, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), by and among Pinnacle Gas Resources, Inc. (the "Borrower"), the Lenders, and The Royal Bank of Scotland, plc, as the Administrative Agent and the Issuer. Terms used herein, unless otherwise defined herein, have the meanings provided in the Credit Agreement.

        The Borrower hereby requests that on                        , 20      (the "Date of Issuance") [The Royal Bank of Scotland, plc] (the "Issuer") [issue a Letter of Credit in the initial Stated Amount of $                  with a Stated Expiry Date (as defined therein) of                        , 20      ] [extend the Stated Expiry Date (as defined under Letter of Credit No.    , issued on                        , 20      , in the initial Stated Amount of $                  ) to a revised Stated Expiry Date (as defined therein) of                        , 20      ].

        The beneficiary of the requested Letter of Credit will be                        , and such Letter of Credit will be in support of                        .

        The Borrower hereby acknowledges that, pursuant to Section 5.1.4 of the Credit Agreement, each of the delivery of this Issuance Request and the acceptance by the Borrower of the [issuance] [extension] of the Letter of Credit requested hereby constitutes a representation and warranty by the Borrower that, on the date of such [issuance] [extension], and both before and after giving effect thereto and to the application of the proceeds or benefits of the Letter of Credit [issued] [extended] in accordance herewith, all statements set forth in Section 5.1.2 and 5.1.3 of the Credit Agreement are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

        The Borrower agrees that if prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such [issuance] [extension] as if then made.

EXHIBIT D—Page 1

        IN WITNESS WHEREOF, the Borrower has caused this Issuance Request to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly Authorized Officer this            day of                        , 200[      ].

PINNACLE GAS RESOURCES, INC.
By
Name:
Title:

EXHIBIT D—Page 2

EXHIBIT E

[Form of]

LENDER CERTIFICATE

                        , 200

The Royal Bank of Scotland, plc, as Administrative Agent
101 Park Avenue—6th Floor
New York, NY 10178
Attention:     Luis Montanti, Loan Markets Agency
Telephone:    (212) 401-1402
Telecopy:      (212) 401-1478
E-mail:            Luis.Montanti@rbos.com

Pinnacle Gas Resources Inc.

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of February 12, 2007 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Pinnacle Gas Resources, Inc. (the "Borrower"), The Royal Bank Of Scotland, plc, as Administrative Agent and Issuer for the Lenders, and the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

[Language for Existing Lender]

[                    Please be advised that the undersigned has agreed to increase effective                        , 200      its Loan Commitment under the Credit Agreement from $                        to $                        and (b) that it shall continue to be a party in all respects to the Credit Agreement and the other Loan Documents.]

[Language for New Lender]

[                    Please be advised that the undersigned has agreed effective                        , 200      (a) to become a Lender under the Credit Agreement with a Loan Commitment of $                        and

EXHIBIT E—Page 1

(b) that it shall be deemed to be a party in all respects to the Credit Agreement and the other Loan Documents.]

Very truly yours,

By:
Name:
Title:
Accepted and Agreed:
THE ROYAL BANK OF SCOTLAND, plc, as Administrative Agent
By:
Name:
Title:
Accepted and Agreed:
PINNACLE GAS RESOURCES, INC.
By:
Name:
Title:

EXHIBIT E—Page 2

EXHIBIT F

[Form of]

NOTE

$[ ],000,000	New York, New York	February 12, 2007

        FOR VALUE RECEIVED, PINNACLE GAS RESOURCES, INC., a Delaware corporation ("Borrower"), promises to pay to the order of [    ] ("Lender"), at the Administrative Agent's banking quarters in New York, New York, the amount of                         AND            DOLLARS ($                        ), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated of even date herewith by and among Borrower, The Royal Bank of Scotland plc, as Administrative Agent and Issuer, the Lender and certain other Persons party thereto (as amended, restated, or supplemented from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

        Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

        The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

        This Note is issued pursuant to and shall be governed by the Credit Agreement and the holder of the Note shall be entitled to the benefits of the Credit Agreement. This Note shall finally mature on the Final Maturity Date.

        Without being limited thereto or thereby, this Note is secured by the Security Documents.

        The Borrower, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

        THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

PINNACLE GAS RESOURCES, INC.
By:
Name:
Title:

EXHIBIT F—Page 1

Advances and Payment of
Principal and Interest

Date	Type of Loan	Amount of Loan	Principal Paid or Prepaid	Amount of Interest Paid	Unpaid Principal Balance	Interest Paid to

EXHIBIT F—Page 2

EXHIBIT G

[Form of]

MORTGAGE

[TO BE ATTACHED]

EXHIBIT G—Page 1

EXHIBIT H

[Form of]

PLEDGE AND SECURITY AGREEMENT

[TO BE ATTACHED]

EXHIBIT H—Page 1

EXHIBIT I

[Form of]

NOTICE OF BORROWING

The Royal Bank of Scotland, plc
    as Administrative Agent and Issuer
101 Park Avenue—6th Floor
New York, NY 10178
Attention:     Luis Montanti
                       Loan Markets Agency
Telephone:    (212) 401-1402
Telecopy:      (212) 401-1478
E-mail:            Luis.Montanti@rbos.com

Pinnacle Gas Resources Inc.

Ladies and Gentlemen:

        This Notice of Borrowing is delivered to you pursuant to Section 2.2.1 of the Credit Agreement, dated as of February 12, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), by and among Pinnacle Gas Resources, Inc. (the "Borrower"), the Lenders, and The Royal Bank of Scotland, plc, as the Administrative Agent and the Issuer. Terms used herein, unless otherwise defined herein, have the meanings provided in the Credit Agreement.

        The Borrower hereby requests that a Advance be made in the aggregate principal amount of $                  on                         , 20      as [an ABR Advance] [Eurodollar Advance having an Interest Period of [1][2][3][6] months].

        Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Person to be Paid
Amount to Be Transferred			Name, Address, etc. Of Lender
	Name	Account No.
$

Attention:
$

Attention:
$

Attention:
Balance of such proceeds	The Borrower

Attention:

EXHIBIT I—Page 1

        The Borrower hereby acknowledges that, pursuant to Section 5.1 of the Credit Agreement, each of the delivery of this Notice of Borrowing and the acceptance by the Borrower of the Advance requested hereby constitutes a representation and warranty by the Borrower that, on the date of such advance, and both before and after giving effect thereto and to the application of the proceeds or benefits of the Advance in accordance herewith, all statements set forth in Section 5.1.2 and 5.1.3 of the Credit Agreement are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

        The Borrower agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Advance requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such Advance as if then made.

        IN WITNESS WHEREOF, the Borrower has caused this Notice of Borrowing to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly Authorized Officer this            day of                        , 200      .

PINNACLE GAS RESOURCES, INC.
By
Name:
Title:

EXHIBIT I—Page 2

QuickLinks

  Exhibit 10.2
CREDIT AGREEMENT dated as of February 12, 2007 among PINNACLE GAS RESOURCES, INC. , as Borrower, and THE ROYAL BANK OF SCOTLAND plc , individually and as Administrative Agent, and THE LENDERS FROM TIME TO TIME PARTY HERETO
TABLE OF CONTENTS
ANNEXES; SCHEDULES; EXHIBITS
CREDIT AGREEMENT
RECITALS
ARTICLE I DEFINITIONS
ARTICLE II TERMS OF FACILITIES
ARTICLE III GENERAL PROVISIONS
ARTICLE IV COLLATERAL
ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BORROWER
ARTICLE VII COVENANTS
ARTICLE VIII DEFAULTS; REMEDIES
ARTICLE IX MISCELLANEOUS
ARTICLE X AGENTS AND ISSUER
ARTICLE XI SETOFF; RATABLE TREATMENTS
ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
ARTICLE XIII NOTICES
ARTICLE XIV COUNTERPARTS
SCHEDULE I COMMITMENTS; PERCENTAGE SHARE; EURODOLLAR OFFICE
EXHIBIT A [Form of] ASSIGNMENT AND ASSUMPTION
ANNEX 1 [ ](4) STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION
EXHIBIT B [Form of] COMPLIANCE CERTIFICATE , 200 [ ]
EXHIBIT C [Form of] GUARANTY ( )
EXHIBIT D [Form of] ISSUANCE REQUEST
EXHIBIT E [Form of] LENDER CERTIFICATE , 200
EXHIBIT F [Form of] NOTE
EXHIBIT G [Form of] MORTGAGE [TO BE ATTACHED]
EXHIBIT H [Form of] PLEDGE AND SECURITY AGREEMENT [TO BE ATTACHED]
EXHIBIT I [Form of] NOTICE OF BORROWING